      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1997


                                                      REGISTRATION NO. 333-18095

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                  HONDA AUTO RECEIVABLES 1997-A GRANTOR TRUST
                   (Issuer with respect to the Certificates)

                        AMERICAN HONDA RECEIVABLES CORP.
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)



       CALIFORNIA                    6146                    33-0526079
     (State or other           (Primary Standard          (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
    Incorporation or          Classification Code
      Organization)                 Number)



                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4100
         (Address, including zip code, and telephone number, including area code, of Originator's principal executive offices)

                                   Y. KOHAMA
                                   PRESIDENT
                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4100
      (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
                                ----------------

                                   COPIES TO:


                                                  C. Thomas Kunz, Esq.
           Dale W. Lum, Esq.                     Skadden, Arps, Slate,
            Brown & Wood LLP                       Meagher & Flom LLP
         555 California Street                      919 Third Avenue
    San Francisco, California 94104             New York, New York 10022


                                ----------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                                ----------------


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

-------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ----------------

                        CALCULATION OF REGISTRATION FEE


                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
         PROPOSED TITLE OF               AMOUNT TO          OFFERING           AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED        BE REGISTERED     PRICE PER UNIT     OFFERING PRICE     REGISTRATION FEE
  % Asset Backed Certificates, Class
 A..................................   $1,000,000.00        100%(1)        $1,000,000.00(1)       $303.03(2)


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) Previously paid.

                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 9, 1997

                               $

                  Honda Auto Receivables 1997-A Grantor Trust
                        % Asset Backed Certificates, Class A
                                  -----------

                        American Honda Receivables Corp.
                                     Seller

                       American Honda Finance Corporation
                                    Servicer
                                 --------------


THE     % ASSET BACKED CERTIFICATES (THE "CERTIFICATES") WILL CONSIST OF ONE
CLASS OF SENIOR CERTIFICATES (THE "CLASS A CERTIFICATES") AND ONE
   CLASS OF SUBORDINATED CERTIFICATES (THE "CLASS B CERTIFICATES"). THE CLASS A CERTIFICATES ARE THE ONLY CERTIFICATES OFFERED HEREBY AND WILL
      EVIDENCE IN THE AGGREGATE AN UNDIVIDED OWNERSHIP INTEREST OF       %
      OF THE HONDA AUTO RECEIVABLES 1997-A GRANTOR TRUST (THE "TRUST").
        THE TRUST WILL BE FORMED PURSUANT TO A POOLING AND SERVICING AGREEMENT AMONG AMERICAN HONDA RECEIVABLES CORP., AS SELLER
         (THE "SELLER"), AMERICAN HONDA FINANCE CORPORATION, AS
         SERVICER ("AHFC" OR THE "SERVICER"), AND BANK OF TOKYO -
           MITSUBISHI TRUST COMPANY, AS TRUSTEE. THE CLASS B
           CERTIFICATES, WHICH INITIALLY WILL BE RETAINED BY THE
              SELLER, WILL EVIDENCE IN THE AGGREGATE AN UNDIVIDED
                OWNERSHIP INTEREST OF     % OF THE TRUST. THE
                RIGHTS OF THE CLASS B CERTIFICATEHOLDERS TO
                   RECEIVE DISTRIBUTIONS WITH RESPECT TO THE
                   ASSETS OF THE TRUST WILL BE SUBORDINATED
                     TO THE RIGHTS OF THE CLASS A
                     CERTIFICATEHOLDERS TO THE LIMITED
                        EXTENT DESCRIBED HEREIN. SEE
                        "THE CERTIFICATES --
                          SUBORDINA  TION OF THE CLASS
                          B CERTIFICATES; RESERVE
                                     FUND".



  PRINCIPAL, AND INTEREST TO THE EXTENT OF THE PASS-THROUGH RATE OF     % PER
 ANNUM, WILL BE DISTRIBUTED TO CERTIFICATEHOLDERS ON THE FIFTEENTH DAY OF
     EACH MONTH (OR, IF SUCH DAY IS NOT A BUSINESS DAY, THE NEXT SUCCEEDING
       BUSINESS DAY), BEGINNING AUGUST 15, 1997 (EACH, A "DISTRIBUTION
        DATE"). THE FINAL SCHEDULED DISTRIBUTION DATE WILL BE        15,
        20  . THE ASSETS OF THE TRUST WILL PRIMARILY INCLUDE A POOL OF
           RETAIL INSTALLMENT SALE CONTRACTS (THE "RECEIVABLES")
                 SECURED BY THE NEW OR USED AUTOMOBILES, SPORT
               UTILITY VEHICLES AND MINIVANS FINANCED THEREBY
                 (THE "FINANCED VEHICLES"), CERTAIN MONIES DUE
                  OR RECEIVED UNDER THE RECEIVABLES ON AND
                        AFTER JULY 1, 1997 AND SECURITY
                     INTERESTS IN THE FINANCED VEHICLES.
                          SEE "PROPERTY OF THE TRUST".


     THE CLASS A CERTIFICATES INITIALLY WILL BE REPRESENTED BY CERTIFICATES REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST
       COMPANY ("DTC"). THE INTERESTS OF BENEFICIAL OWNERS OF THE CLASS A
           CERTIFICATES WILL BE REPRESENTED BY BOOK ENTRIES ON THE
          RECORDS OF PARTICIPATING MEMBERS OF DTC. DEFINITIVE CLASS A
             CERTIFICATES WILL BE AVAILABLE ONLY UNDER CERTAIN
                LIMITED CIRCUMSTANCES. SEE "THE CERTIFICATES --
                 BOOK-ENTRY REGISTRATION" AND "-- DEFINITIVE
                                 CERTIFICATES".


THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES AND THERE IS
 NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITERS EXPECT, BUT WILL
               NOT BE OBLIGATED, TO MAKE A MARKET IN THE CLASS A
          CERTIFICATES. THERE IS NO ASSURANCE THAT ANY SUCH
                      MARKET WILL DEVELOP, OR IF ONE DOES
                   DEVELOP, THAT IT WILL CONTINUE.

                               ------------------

 THE CLASS A CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT
  REPRESENT INTERESTS IN OR OBLIGATIONS OF AMERICAN HONDA RECEIVABLES CORP.,
        AMERICAN HONDA FINANCE CORPORATION OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.
                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                 EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                               UNDERWRITING
                                                             PRICE TO         DISCOUNTS AND      PROCEEDS TO THE
                                                            PUBLIC(1)          COMMISSIONS         SELLER(1)(2)
                                                        ------------------  ------------------  ------------------
PER CLASS A CERTIFICATE...............................          %                   %                   %
TOTAL.................................................          $                   $                   $

(1) PLUS ACCRUED INTEREST AT THE PASS-THROUGH RATE FROM                  , 1997.
(2) BEFORE DEDUCTING EXPENSES PAYABLE BY THE SELLER ESTIMATED AT $        .
                                ----------------


    THE CLASS A CERTIFICATES ARE OFFERED BY THE UNDERWRITERS WHEN, AS AND IF ISSUED BY THE TRUST, DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO THEIR RIGHT TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE CLASS A CERTIFICATES, IN BOOK-ENTRY FORM, WILL BE MADE THROUGH
THE FACILITIES OF DTC ON OR ABOUT                  , 1997, AGAINST PAYMENT IN
IMMEDIATELY AVAILABLE FUNDS.


                           Credit Suisse First Boston

            THE DATE OF THIS PROSPECTUS IS                  , 1997.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Such transactions may include stabilizing. For a description of these activities, See "UNDERWRITING".


                                 --------------

                             AVAILABLE INFORMATION


    The Seller has filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Class A Certificates being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http: //www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The filing with the Commission of periodic reports with respect to the Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.


              REPORTS TO CLASS A CERTIFICATEHOLDERS BY THE TRUSTEE


    Bank of Tokyo - Mitsubishi Trust Company, as Trustee, will provide to Class A Certificateholders (which is expected to be Cede & Co. as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "The Certificates -- Statements to Class A Certificateholders" and "-- Evidence as to Compliance".

                                    SUMMARY


    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See the Index of Capitalized Terms at page 51 for the location herein of defined terms.



Trust...............  Honda Auto Receivables 1997-A Grantor Trust.

Seller..............  American Honda Receivables Corp. (the "Seller"), a wholly owned, limited purpose subsidiary of American Honda
                      Finance Corporation.

Servicer............  American Honda Finance Corporation ("AHFC" or, in its
                      capacity as Servicer, the "Servicer"), a wholly owned
                      subsidiary of American Honda Motor Co., Inc. ("AHMC").
                      AHMC is the exclusive distributor of Honda, Acura and
                      Odyssey motor vehicles and Honda power equipment in the
                      United States and is a wholly owned subsidiary of Honda
                      Motor Co., Ltd., a Japanese corporation.

Securities            The    % Asset Backed Certificates (the "Certificates")
 Offered............  will consist of one class of senior certificates (the
                      "Class A Certificates") and one class of subordinated
                      certificates (the "Class B Certificates"). Only the Class
                      A Certificates are being offered hereby. Each Certificate
                      will represent a fractional undivided interest in the
                      Trust. The assets of the Trust will primarily include a
                      pool of retail installment sale contracts (the
                      "Receivables") secured by the new or used Honda and Acura
                      automobiles and sport utility vehicles and Odyssey
                      minivans financed thereby (the "Financed Vehicles"), with
                      respect to Precomputed Receivables, certain monies due
                      under the Receivables on and after July 1, 1997 (the
                      "Cutoff Date"), and, with respect to Simple Interest
                      Receivables, certain monies received thereunder on or
                      after the Cutoff Date, security interests in the Financed
                      Vehicles, certain bank accounts and the proceeds thereof,
                      proceeds from claims under certain insurance policies in
                      respect of individual Financed Vehicles or Obligors and
                      certain rights under the Receivables Purchase Agreement,
                      to be dated as of July 1, 1997 (the "Receivables Purchase
                      Agreement"), among the Seller, the Servicer and Bank of
                      Tokyo - Mitsubishi Trust Company, as trustee (the
                      "Trustee"). See "Property of the Trust". The Trust will be formed and the Certificates will be issued pursuant to the
                      Pooling and Servicing Agreement, to be dated as of July 1,
                      1997 (the "Agreement"), among the Seller, the Servicer and the Trustee. The Class A Certificates will be offered in
                      minimum denominations of $1,000 and integral multiples
                      thereof.

                      The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of
                          % of the Trust (initially representing $           )
                      and the Class B Certificates will evidence in the
                      aggregate an undivided ownership interest (the "Class B
                      Percentage") of     % of the Trust (initially representing
                      $        ). The Class B Certificates will be subordinated
                      to the Class A Certificates to the limited extent
                      described under "Summary -- Subordination of the Class B
                      Certificates; Reserve Fund" and "The

                      Certificates -- Distributions on the Certificates" and "--
                      Subordination of the Class B Certificates; Reserve Fund".
                      The Class B Certificates are not being offered hereby and initially will be held by the Seller.

Registration of the
 Class A
 Certificates.......  The Class A Certificates will initially be represented by certificates registered in the name of Cede & Co.
                      ("Cede"), the nominee of The Depository Trust Company
                      ("DTC"). No beneficial owner of a acquiring an interest
                      Class A Certificates (each, a "Certificate Owner") will be entitled to receive a definitive certificate representing
                      such person's interest, except in the event that
                      Definitive Certificates are issued under the limited
                      circumstances described under "The Certificates --
                      Definitive Certificates". Unless and until Class A
                      Certificates are issued in definitive form, all references herein to distributions, notices, reports and statements
                      to and to actions by and to effects upon Class A
                      Certificateholders will refer to distributions, notices,
                      reports and statements to and to the same actions and
                      effects with respect to DTC or Cede, as the case may be,
                      for the benefit of the Certificate Owners in accordance
                      with DTC procedures. See "The Certificates -- General" and
                      "-- Book-Entry Registration".

Pass-Through Rate...  % per annum.

Distribution          The fifteenth day of each month (or, if such day is not a
 Dates..............  Business Day, the next succeeding Business Day), beginning
                      August 15, 1997. The final scheduled Distribution Date
                      (the "Final Scheduled Distribution Date") will be
                              15, 20    , the Distribution Date in the sixth
                      month following the maturity of the Receivable having the
                      latest maturity as of the Cutoff Date. A "Business Day"
                      means any day other than a Saturday, a Sunday or a day on
                      which banking institutions in New York, New York or Los
                      Angeles, California are authorized or obligated by law,
                      executive order or governmental decree to be closed.

Interest............  On each Distribution Date, the Trustee will distribute, to the extent of available funds, pro rata to the holders of
                      record of the Class A Certificates (the "Class A
                      Certificateholders") as of the day immediately preceding
                      such Distribution Date or, if Definitive Certificates are
                      issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"), interest in an
                      amount equal to one-twelfth of the product of the
                      Pass-Through Rate, calculated on the basis of a 360-day
                      year consisting of twelve 30-day months, and the Class A
                      Certificate Balance as of the immediately preceding
                      Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution
                      Date) or, in the case of the first Distribution Date, the
                      Original Class A Certificate Balance. The "Class A
                      Certificate Balance" will initially equal $           (the
                      "Original Class A Certificate Balance") and on each
                      Distribution Date will equal the Original Class A
                      Certificate Balance, reduced by all principal distri-
                      butions made on or prior to such Distribution Date on the
                      Class A Certificates.

Principal...........  On each Distribution Date, the Trustee will distribute, to the extent of available funds, pro rata to Class A
                      Certificateholders of record as of

                      the related Record Date, an amount equal to the Class A
                      Percentage of (i) the principal portion of all scheduled monthly payments (each, a "Scheduled Payment") on Precomputed Receivables due during the immediately preceding calendar month (each, a "Collection Period") and the principal portion of all Scheduled Payments on Simple
                      Interest Receivables actually received during such Collection Period; (ii) the principal portion of all prepayments in full on the Receivables and all partial prepayments on Simple Interest Receivables, in each case received by the Servicer during such Collection Period;
                      (iii) the principal balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in either case under an obligation that arose during such Collection Period; and (iv) the principal balance of each Receivable that became a Defaulted Receivable during such Collection Period. See "The Certificates -- Distributions on the Certificates -- Calculation of Distributable
                      Amounts".

The Yield Supplement  On the date of initial issuance of the Certificates (the
 Account............  "Closing Date") a yield supplement account will be established with the Trustee for the benefit of the
                      Certificateholders (the "Yield Supplement Account"). The
                      Yield Supplement Account is designed solely to supplement
                      the interest collections on those Receivables (the
                      "Discount Receivables") that have APRs which are less than the sum of (i) the Pass-Through Rate and (ii) the
                      Servicing Fee Rate (the sum of such rates, the "Required
                      Rate"). The Yield Supplement Account will not be part of
                      or otherwise includible in the Trust and will be a
                      segregated trust account held by the Trustee for the
                      benefit of the Certificateholders.

                      The Yield Supplement Account will be funded on the Closing
                      Date by the Seller in an amount (the "Yield Supplement
                      Account Deposit") to be specified in the Agreement. The
                      Yield Supplement Account Deposit will equal the aggregate amount as of the Cutoff Date by which interest on the Principal Balance of each Discount Receivable for the remaining term of such Receivable (assuming no prepayments or delinquencies) at a rate equal to the Required Rate exceeds interest on such Principal Balance at the APR of such Receivable; provided, that such aggregate amount may be discounted at a rate to be specified in the Agreement.

                      On each Distribution Date, the Trustee shall withdraw from monies on deposit in the Yield Supplement Account, for distribution to Certificateholders, the aggregate amount by which one month's interest on the Principal Balance as of the first day of the related Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required
                      Rate, exceeds one month's interest on such Principal
                      Balance at the APR of each such Receivable (the "Yield
                      Supplement Deposit Amount").

                      Amounts on deposit on any Distribution Date in the Yield
                      Supplement Account in excess of the Maximum Yield
                      Supplement Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller and the Certificateholders will have no further rights in, or claims to, such amounts. The Maximum Yield
                      Supplement Amount will be calculated as described under "The Certificates -- The Yield Supplement Account".

Subordination of the
 Class B
 Certificates;
 Reserve Fund.......  The rights of the holders of record of the Class B
                      Certificates (the "Class B Certificateholders" and,
                      together with the Class A Certificateholders, the
                      "Certificateholders") to receive distributions with
                      respect to the Receivables will be subordinated to the
                      rights of the Class A Certificateholders, to the limited
                      extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A
                      Certificateholders of the full amount of interest and
                      principal required to be paid to them, and to afford such
                      Class A Certificateholders limited protection against
                      losses in respect of the Receivables.

                      No distribution will be made to the Class B
                      Certificateholders on any Distribution Date in respect of
                      (i) interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and
                      (ii) principal until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A
                      Certificateholders. Distributions of interest on the Class
                      B Certificates, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates.

                      The protection afforded to the Class A Certificateholders by the subordination feature described above will be effected both by the preferential right of the Class A
                      Certificateholders to receive, to the limited extent described herein, current distributions from collections on or in respect of the Receivables and by the establishment of a segregated trust account held by the Trustee for the benefit of the Certificateholders (the
                      "Reserve Fund"). The Reserve Fund will provide credit enhancement and liquidity to Certificateholders that will be available to the extent described herein in the event that, as a result of defaults or delinquencies, collections on the Receivables are insufficient to make distributions on the Certificates. The Reserve Fund will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee for the benefit of the Certificateholders.

                      The Reserve Fund will be funded by the Seller on the
                      Closing Date in an amount equal to $        . Thereafter,
                      all Excess Amounts will be deposited from time to time in
                      the Reserve Fund to the extent necessary to maintain the
                      amount on deposit in the Reserve Fund at the Specified
                      Reserve Fund Balance. Excess Amounts in respect of a Dis-
                      tribution Date generally will consist of all interest
                      collections on or in respect of the Receivables on deposit in the Certificate Account in respect of such Distribution
                      Date, after the Servicer has been reimbursed for any
                      outstanding Advances and has been paid the Servicing Fee
                      with respect to the related Collection Period (including
                      any unpaid Servicing Fees with respect to one or more
                      prior Collection Periods) and after giving effect to all
                      distributions of interest and principal

                      required to be made to the Class A and Class B
                      Certificateholders on such Distribution Date and deposits
                      required to be made to the Payahead Account. The
                      "Specified Reserve Fund Balance" for the first
                      Distribution Date will be $         and on any
                      Distribution Date thereafter will be calculated as
                      described under "The Certificates -- Subordination of the
                      Class B Certificates; Reserve Fund". On each Distribution
                      Date, funds will be withdrawn from the Reserve Fund for
                      distribution, first to Class A Certificateholders to the
                      extent of shortfalls in the amounts available to make
                      required distributions of interest on the Class A
                      Certificates, second to Class B Certificateholders to the
                      extent of shortfalls in the amounts available to make
                      required distributions of interest on the Class B
                      Certificates, third to Class A Certificateholders to the
                      extent of shortfalls in the amounts available to make
                      required distributions of principal on the Class A
                      Certificates and fourth to Class B Certificateholders to
                      the extent of shortfalls in the amounts available to make
                      required distributions of principal on the Class B
                      Certificates. If on any Distribution Date the Class B
                      Certificate Balance has been reduced to zero and amounts
                      on deposit in the Reserve Fund have been depleted as a
                      result of losses in respect of the Receivables, the
                      protection afforded to the Class A Certificateholders by
                      the subordination of the Class B Certificates and by the
                      Reserve Fund will be exhausted and the Class A
                      Certificateholders will bear directly the risks associated with ownership of the Receivables. Amounts on deposit in
                      the Yield Supplement Account will not be available to
                      Certificateholders in the event that defaults or
                      delinquencies in collections on the Receivables result in
                      shortfalls in amounts due to Certificateholders (even in
                      the circumstance described in the preceding sentence) or
                      for any other purpose other than withdrawals of the Yield
                      Supplement Deposit Amount on each Distribution Date.

                      On each Distribution Date, after giving effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund in excess of the Specified Reserve
                      Fund Balance will be distributed to the Seller and upon such distribution the Certificateholders will have no further rights in, or claims to, such amounts. See "The
                      Certificates -- Subordination of the Class B Certificates;
                      Reserve Fund".

Advances............  On the Business Day immediately preceding each
                      Distribution Date, the Servicer will advance to the Trust, in respect of each (i) Precomputed Receivable, that
                      portion, if any, of the related Scheduled Payment that was not timely made (each, a "Precomputed Advance") and (ii)
                      Simple Interest Receivable, an amount equal to the product of the principal balance of such Receivable as of the
                      first day of the related Collection Period and one-twelfth of its annual percentage rate ("APR"), minus the amount of interest actually received on such Receivable during such
                      Collection Period (each, a "Simple Interest Advance" and,
                      together with Precomputed Advances, the "Advances"). If
                      such calculation in respect of a Simple Interest
                      Receivable results in a negative number, an amount equal
                      to such negative number shall be

                      paid to the Servicer out of interest collections in respect of the Receivables during the related Collection
                      Period in reimbursement of outstanding Simple Interest
                      Advances. The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments and collections on or in respect of such Receivable. Upon the determination by the Servicer that such reimbursement is unlikely, the Servicer will be entitled to recover
                      Advances from payments and collections on or in respect of other Receivables. See "The Certificates -- Advances".

Servicing Fee.......  The Servicer will receive a monthly fee, payable on each
                      Distribution Date (the "Servicing Fee"), equal to
                      one-twelfth of the product of 1.00% (the "Servicing Fee
                      Rate") and the Pool Balance as of the first day of the
                      related Collection Period. The Servicer will be entitled
                      to receive additional servicing compensation in the form
                      of investment earnings on the amounts on deposit in the
                      Certificate Account and the Payahead Account plus any late fees, prepayment charges and other administrative fees and expenses or similar charges received by the Servicer
                      during such Collection Period. See "The Certificates --
                      Servicing Compensation".

Optional              The Seller or the Servicer, or any successor to the
 Termination........  Servicer, may purchase all the Receivables remaining in the Trust on the Distribution Date following the last day
                      of any Collection Period as of which the aggregate unpaid
                      principal balance of the Receivables is 10% or less of the
                      Pool Balance as of the Cutoff Date (the "Cutoff Date Pool
                      Balance"), at a purchase price determined as described
                      under "The Certificates -- Termination".

Ratings.............  It is a condition to the issuance of the Class A
                      Certificates that they be rated Aaa by Moody's Investors
                      Service, Inc. ("Moody's") and AAA by Standard & Poor's
                      Ratings Services, a division of The McGraw-Hill Companies,
                      Inc. ("Standard & Poor's" and, together with Moody's, the
                      "Rating Agencies"). A security rating is not a
                      recommendation to buy, sell or hold securities and may be
                      subject to revision or withdrawal at any time by the
                      assigning rating agency. The ratings on the Class A
                      Certificates do not address the timing of distributions of principal of the Class A Certificates prior to the Final
                      Scheduled Distribution Date. See "Rating of the Class A
                      Certificates".

Tax Status..........  In the opinion of counsel to the Seller, the Trust will be classified as a grantor trust for federal income tax
                      purposes and not as an association taxable as a
                      corporation. For federal income tax purposes, the Certifi-
                      cateholders will be considered to own stripped bonds. See
                      "Federal Income Tax Consequences". Class A
                      Certificateholders should consult their own tax advisors
                      as to the proper treatment of original issue discount with respect to the Receivables and the application of the
                      stripped bond rules.

ERISA                 Subject to the conditions described herein, the Class A
 Considerations.....  Certificates may be purchased by employee benefit plans subject to the Employee Retirement Income Security Act of
                      1974, as amended. See "ERISA Considerations".

                             FORMATION OF THE TRUST


    The Seller will establish the Trust by selling and assigning the assets of the Trust to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for such services. See "The Certificates -- Servicing Compensation". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables and documents relating thereto by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title to the Financed Vehicles to reflect the assignment of the security interest in the Financed Vehicles to the Trustee. In the absence of such an amendment, the Trust's security interest in the Financed Vehicles may not be perfected in all states. See "The Certificates -- Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles".


    If the protection provided to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund is insufficient, the Class A Certificateholders will have to look to payments made by or on behalf of the Obligors on or in respect of the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds of any Dealer Recourse, more fully described under "Property of the Trust", to make distributions on the Class A Certificates. In such event, certain factors, such as the possibility that the Trustee may not have a perfected security interest in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables or may limit the amount realized to less than the amount due by the related Obligors. Class A Certificateholders may thus be subject to delays in payment and may incur losses on their investment in the Class A Certificates as a result of defaults or delinquencies by Obligors and because of depreciation in the value of the related Financed Vehicles. See "The Certificates -- Subordination of the Class B Certificates; Reserve Fund" and "-- Insurance on Financed Vehicles" and "Certain Legal Aspects of the Receivables".

                             PROPERTY OF THE TRUST


    Each Certificate will represent a fractional undivided interest in the Trust. The property of the Trust will include, among other things, a pool of retail installment sale contracts for new and used Honda and Acura automobiles and sport utility vehicles and Odyssey minivans between dealers (the "Dealers") and retail purchasers (the "Obligors") and certain monies due thereunder on and after the Cutoff Date. The Receivables were originated by Dealers in accordance with AHFC's requirements and subsequently purchased by AHFC. The Receivables evidence the indirect financing made available by AHFC to the related Obligors. On or before the Closing Date, AHFC will sell the Receivables to the Seller pursuant to the Receivables Purchase Agreement. The Seller will, in turn, sell the Receivables to the Trust on the Closing Date pursuant to the Agreement.



    During the term of the Agreement, neither the Seller nor AHFC may substitute any other retail installment sale contract for any Receivable sold to the Trust. The assets of the Trust will also include: (i) such amounts as from time to time may be held in the Certificate Account and the Payahead Account to be established and initially maintained by the Servicer with the Trustee pursuant to the Agreement; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (iv) the right to receive proceeds of Dealer Recourse, if any; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of the liquidation of Defaulted Receivables) that shall have secured a Receivable and have been repossessed by or on behalf of the Trustee; and (vii) any and all proceeds of the foregoing. The Reserve Fund and the Yield Supplement Account will be maintained for the benefit of the Certificateholders, but will not be part of the Trust.


    Pursuant to agreements between AHFC and the Dealers, each Dealer is obligated, after purchase by AHFC of retail installment sale contracts from such Dealer, to repurchase from AHFC such contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations, "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the Agreement will require that any recovery by AHFC pursuant to any Dealer Recourse be deposited in the Certificate Account in satisfaction of AHFC's repurchase obligations under the Agreement. It is expected that the sales by the Dealers of installment sale contracts to AHFC do not generally provide for recourse to the Dealer for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

                                THE RECEIVABLES

PAYMENTS ON THE RECEIVABLES

    Except as otherwise described under "Selection Criteria", the Scheduled Payment on each Receivable is a fixed level monthly payment which will amortize the full amount of the Receivable over its term. Each Receivable provides for allocation of payments according to (i) the "sum of periodic balances" or "sum of monthly payments" method (each, a "Rule of 78s Receivable"), (ii) the "actuarial" method (each, an "Actuarial Receivable" and, together with Rule of 78s Receivables, the "Precomputed Receivables") or (iii) the simple interest method (each, a "Simple Interest Receivable").


    Each Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78s. Under the "Rule of 78s", the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal.


    An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each Scheduled Payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment.

    All payments received by the Servicer on or in respect of Precomputed Receivables will be allocated pursuant to the Agreement on an actuarial basis, under which each Scheduled Payment, including the final Scheduled Payment on a Precomputed Receivable, consists of an amount of interest equal to 1/12 of the APR of such Receivable multiplied by the unpaid principal balance of such Receivable, and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment will be made in the event of early or late payments, although in the latter case the Obligor will be subject to a late charge.

    Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the related Obligor of that portion of the total amount of payments under such Receivable allocable to "unearned" finance charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to such Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.


    The amount of a rebate under a Rule of 78s Receivable calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis. However, Rule of 78s Receivables originated in certain states, including New York and Maryland, require rebates based on the actuarial method. Distributions to Class A Certificateholders will not be affected by Rule of 78s rebates under the Rule of 78s Receivables because pursuant to the Agreement such distributions will be determined using the actuarial method.

SELECTION CRITERIA


    The Receivables were purchased by AHFC from Dealers through its nationwide branch system in the ordinary course of business in accordance with AHFC's underwriting standards. See "American Honda Finance Corporation--Underwriting of Motor Vehicle Loans". The Receivables were randomly selected from AHFC's portfolio of retail installment sale contracts that met the selection criteria described herein and under "The Certificates -- Sale and Assignment of the Receivables". Such selection criteria included that (i) each Receivable is secured by a new or used Honda or Acura automobile or sport utility vehicle or Odyssey minivan; (ii) each Receivable was originated in the United States; (iii) each Receivable provides for level monthly Scheduled Payments that fully amortize the amount financed over its original term, except that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment; (iv) each Receivable was originated prior to
                ; (v) each Receivable has an original term of 12 to 60 months and, as of the Cutoff Date, had a remaining term to maturity of not less than 6 months and not more than 60 months; (vi) each Receivable provides for the payment of a finance charge based on (a) the Rule of 78s at an APR ranging from
   % to     %, (b) the actuarial method at an APR ranging from    % to     %, or
(c) the simple interest method at an APR ranging from    % to     %; (vii) each
Receivable shall not have a payment that is more than 30 days past due as of the Cutoff Date, provided, that no payment shall be considered past due if 60% or more of the amount thereof has been paid; (viii) to the best knowledge of the Seller, no Receivable shall be due from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; and (ix) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date. This Prospectus contains a summary of the material terms of the Receivables.



    The Receivables represent financing of new and used Honda and Acura automobiles and sport utility vehicles and Odyssey minivans. Based on the Cutoff
Date Pool Balance,    %,   %,   % and    % of the Receivables represented
financing of Honda automobiles, Acura automobiles, Odyssey minivans and sport utility vehicles, respectively. All of the Financed Vehicles were manufactured by Honda Motor Co., Ltd. and its affiliates. Based on the Cutoff Date Pool
Balance,     % and     % of the Receivables represented financing of new and
used vehicles, respectively. Based on the addresses of the originating Dealers,
the Receivables were originated in   states. Except in the case of any breach of
representations and warranties by the related Dealer, as described under "Property of the Trust", less than % of the Receivables by principal balance as of the Cutoff Date provide for recourse to the Dealer who originated the related Receivable.

    The composition, distribution by APR and geographical distribution of the Receivables are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES


Cutoff Date Pool Balance....................................  $
Number of Receivables.......................................
Average Cutoff Date Principal Balance.......................  $
Average Original Amount Financed............................  $
  Range of Original Amounts Financed........................  $      to $
Weighted Average APR (1)....................................  %
  Range of APRs.............................................  % to %
Weighted Average Original Maturity (1)......................  months
  Range of Original Maturities..............................  months to    months
Weighted Average Remaining Maturity (1).....................  months
  Range of Remaining Maturities as of the Cutoff Date.......  months to    months


    ------------------

    (1) Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                             PERCENTAGE OF                       PERCENTAGE OF
                                               AGGREGATE         CUTOFF DATE      CUTOFF DATE
                                NUMBER OF      NUMBER OF          PRINCIPAL          POOL
RANGE OF APRS                  RECEIVABLES    RECEIVABLES          BALANCE          BALANCE
-----------------------------  -----------  ----------------  -----------------  -------------

 7.500% to  7.999%...........
 8.000% to  8.999%...........
 9.000% to  9.999%...........
10.000% to 10.999%...........
11.000% to 11.999%...........
12.000% to 12.999%...........
13.000% to 13.999%...........
14.000% to 14.999%...........
15.000% to 15.999%...........
16.000% to 16.999%...........
17.000% to 17.999%...........
18.000% to 18.999%...........
19.000% to 19.999%...........
20.000% to 20.999%...........
                               -----------       ------       -----------------      ------
  Total......................                    100.00%      $                      100.00%
                               -----------       ------       -----------------      ------
                               -----------       ------       -----------------      ------

                    DISTRIBUTION OF THE RECEIVABLES BY STATE


                                                            PERCENTAGE OF
                                            CUTOFF DATE      CUTOFF DATE
                                             PRINCIPAL          POOL
STATE(1)                                      BALANCE          BALANCE
----------------------------------------  ----------------  -------------
Alabama.................................
Alaska..................................
Arizona.................................
Arkansas................................
California..............................
Colorado................................
Connecticut.............................
Delaware................................
Florida.................................
Georgia.................................
Hawaii..................................
Idaho...................................
Illinois................................
Indiana.................................
Iowa....................................
Kansas..................................
Kentucky................................
Louisiana...............................
Maine...................................
Maryland................................
Massachusetts...........................
Michigan................................
Minnesota...............................
Mississippi.............................
Missouri................................
Montana.................................
Nebraska................................
Nevada..................................
New Hampshire...........................
New Jersey..............................
New Mexico..............................
New York................................
North Carolina..........................
North Dakota............................
Ohio....................................
Oklahoma................................
Oregon..................................
Pennsylvania............................
Rhode Island............................
South Carolina..........................
South Dakota............................
Tennessee...............................
Texas...................................
Utah....................................
Vermont.................................
Virginia................................
Washington..............................
West Virginia...........................
Wisconsin...............................
Wyoming.................................
                                          ----------------      ------
  Total.................................  $                     100.00%
                                          ----------------      ------
                                          ----------------      ------


----------------
(1) Based on the addresses of the originating Dealers.

MATURITY AND PREPAYMENT CONSIDERATIONS

    All of the Receivables are prepayable at any time without any penalty. However, partial prepayments on Precomputed Receivables made by Obligors will not be distributed on the Distribution Date following the Collection Period in which they were received but will be retained and applied towards payments due in one or more future Collection Periods. See "The Certificates -- Collections". If prepayments in full are received on Precomputed Receivables or if full or partial prepayments are received on Simple Interest Receivables, the actual weighted average life of the Receivables can be shorter than the scheduled weighted average life, which is calculated based on the assumption that payments will be made as scheduled and that no such prepayments in full will be made. For this purpose the term "prepayments in full" includes, among other items, voluntary prepayments in full by Obligors, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies and repurchases by the Seller or the Servicer, as the case may be, of certain Receivables as described herein. Weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Class A Certificateholders will be borne entirely by the Class A Certificateholders. In addition, early retirement of the Certificates may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Cutoff Date Pool Balance. See "The Certificates -- Termination".


    No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. AHFC maintains limited records of the historical prepayment experience of the retail installment sale contracts included in its portfolio and its experience with respect to the retail installment sale contracts included in its portfolio is insufficient to draw any specific conclusions with respect to the expected rates of prepayments in full on the Receivables. AHFC is not aware of any publicly available statistics for the entire auto finance industry on an aggregate basis that set forth principal prepayment experience for retail installment sale contracts similar to the Receivables over an extended period of time.


                              YIELD CONSIDERATIONS

    Interest on the Receivables will be passed through to Class A
Certificateholders on each Distribution Date to the extent of one-twelfth of the Pass-Through Rate multiplied by the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class A Certificate Balance.

    The Receivables have different APRs, and the APR of some of the Receivables may be less than the sum of (i) the Pass-Through Rate and (ii) the Servicing Fee Rate. Because the Yield Supplement Account will be created with a deposit of an amount equal to the Maximum Yield Supplement Amount in respect of the Receivables, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Class A Certificateholders on the outstanding principal balance of the Class A Certificates.

                  CLASS A POOL FACTOR AND TRADING INFORMATION

    The "Class A Pool Factor" will be a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the Distribution Date in such month as a fraction of the Original Class A Certificate Balance. The Class A Pool Factor will initially be 1.0000000; thereafter, the Class A Pool Factor will decline to reflect reductions in the Class A Certificate Balance. The portion of the Class A Certificate Balance for a given month allocable to a Class A Certificateholder can be determined by multiplying the original denomination of the holder's Class A Certificate by the Class A Pool Factor for that month. The Class A Pool Factor will be provided to Class A Certificateholders of record on each Distribution Date.

    Pursuant to the Agreement, the Class A Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and various other items of information. Class A Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Statements to Class A Certificateholders".

                                USE OF PROCEEDS

    The net proceeds from the sale of the Class A Certificates (I.E., the proceeds of the public offering of the Class A Certificates minus expenses relating thereto) will be applied by the Seller to the purchase of the Receivables from AHFC pursuant to the Receivables Purchase Agreement.

                                   THE SELLER

    The Seller was incorporated in the State of California in August 1992 as a wholly owned, limited purpose finance subsidiary of AHFC. The principal executive offices of the Seller are located at 700 Van Ness Avenue, Torrance, California 90501 and its telephone number is (310) 781-4100.

    The Seller was organized primarily for the purpose of acquiring installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of certificates similar to the Certificates and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for such purposes.

                       AMERICAN HONDA FINANCE CORPORATION

GENERAL


    AHFC was incorporated in the State of California in February 1980. AHFC provides wholesale and retail financing to authorized dealers of Honda and Acura automobiles and sport utility vehicles, Odyssey minivans, motorcycles (including scooters and all terrain vehicles) and Honda power equipment, such as lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard moters, outboard marine engines and generators, and their customers in the United States and Canada. AHFC also offers retail leasing for Honda and Acura automobiles throughout the United States and Canada, and administers the sale of vehicle service contracts for AHMC throughout the United States.



    AHFC is a wholly owned subsidiary of AHMC, a California corporation that is the sole authorized distributor of Honda, Acura and Odyssey motor vehicles, power parts and accessories and power equipment in the United States. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation which is a worldwide manufacturer of motorcycles, automobiles and a variety of power products.


    The principal executive offices of AHFC are located at 700 Van Ness Avenue, Torrance, California 90501. Its telephone number is (310) 781-4100.

UNDERWRITING OF MOTOR VEHICLE LOANS


    AHFC purchases retail installment sale contracts and conditional sales agreements (collectively, "installment sale contracts") secured by new and used Honda, Acura and Odyssey motor vehicles from approximately 1,257 Dealers located throughout the United States. In keeping with the practice of AHFC, the Receivables were originated by Dealers in accordance with AHFC's requirements under existing agreements with such Dealers. The Receivables were purchased in accordance with AHFC's underwriting standards, which emphasize the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the automobile to be financed.

    Applications submitted to AHFC must list sufficient information to process the application, including the applicant's income, residential status, monthly mortgage or rent payment and other personal information. Upon receipt of an application, AHFC obtains a credit report from an independent credit bureau. The credit report is reviewed by AHFC to determine the applicant's current credit status and past credit performance. Factors considered negative generally include past due credit, repossessions, loans charged off by other lenders and previous bankruptcy. Positive factors such as amount of credit and favorable payment history are also considered.



    The credit decision is made utilizing a credit scoring system and other considerations. The credit scoring system includes an assessment of residence and employment stability and credit bureau information. Other considerations include income requirements and the ratio of income to total debt. An assessment is made of the relative degree of credit risk indicated by these criteria pursuant to AHFC's automated processing system. The system will recommend approval of applicants scoring above a predetermined threshold and will recommend rejection for scores below that level, although the underwriting staff for the appropriate region has the ultimate approval or rejection authority.


    AHFC's retail installment sale contract requires that obligors maintain specific levels and types of insurance coverage, including physical damage insurance, to protect the related financed vehicle against loss. At the time of purchase, an obligor signs a statement which indicates that he either has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage. Obligors are generally required to provide AHFC with evidence of compliance with the foregoing insurance requirements; however, AHFC performs no ongoing verification of such insurance coverage.

    The amount of a retail installment sale contract secured by a new or used Honda or Acura automobile generally will not exceed 120% of the dealer invoice cost of the related vehicle plus optional features at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contracts.

SERVICING OF MOTOR VEHICLE LOANS

    AHFC considers a retail installment sale contract to be past due or delinquent when the obligor fails to make at least 60% of a scheduled payment by the related due date; any portion of a scheduled payment not paid on the related due date automatically becomes due with the next scheduled payment. A computer generated delinquency notice is mailed to the obligor on each of the eleventh and twenty-first day of delinquency. If the delinquent contract cannot be brought current or completely collected within approximately 60 days, AHFC generally attempts to repossess the related vehicle. Repossessed vehicles are held in inventory to comply with statutory requirements and then are sold (generally within 60 days after repossession). Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the related contract are pursued by AHFC to the extent practicable and legally permitted. See "Certain Legal Aspects of the Receivables -- Deficiency Judgments and Excess Proceeds". Obligors are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES


    Set forth below is certain information concerning AHFC's experience with respect to its portfolio of new and used Honda, Acura and Odyssey motor vehicle retail installment sale contracts. Credit losses are an expected cost in the business of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of Honda, Acura and Odyssey motor vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for motor vehicles.

    AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charged-off installment sale contracts against such allowance. For retail financing, the account balance related to an installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days unless AHFC has repossessed the collateral associated with the contract. In such cases, the account balances are not charged against the allowance for credit losses until either AHFC has sold the repossessed collateral or has held it in repossession inventory for more than 90 days. Any recoveries from charged off related to an installment sale contracts are credited to the allowance.



    The data presented in the following tables are for illustrative purposes only. There is no assurance that AHFC's delinquency, credit loss and repossession experience with respect retail installment sale contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below.


                    HISTORICAL DELINQUENCY EXPERIENCE (1)(2)


                                                                          AT MARCH 31,
                                                  -------------------------------------------------------------
                                                     1997         1996         1995         1994        1993
                                                  -----------  -----------  -----------  -----------  ---------
                                                                     (DOLLARS IN THOUSANDS)

Loan Balance Outstanding (2)....................  $ 2,895,566  $ 2,236,736  $ 1,396,919  $ 1,027,492  $ 811,804
Delinquencies (3)
  30-59 Days....................................  $    40,712  $    19,627  $    12,727  $     7,158  $   6,248
  60-89 Days....................................        6,516        3,037        1,573          748        607
  90-119 Days...................................        2,453        1,103          555          297        307
  Over 119 Days.................................          492          241           81            4         10
Repossessions (4)...............................       17,583        6,603        3,933        2,677      2,105
Total Delinquencies and Repossessions...........       67,756       30,612       18,870       10,884      9,277
Total Delinquencies and Repossessions as a
  Percentage of Loan Balance Outstanding........         2.34%        1.37%        1.35%        1.06%      1.14%


----------------

(1) Includes contracts that have been sold but are still being serviced by AHFC.


(2) Remaining principal balance and unearned finance charges for all outstanding contracts.


(3) The period of delinquency is based on the number of days scheduled payments are contractually past due.


(4) Amounts shown represent the outstanding principal and unearned finance charges for contracts for which the related vehicle had been repossessed and not yet liquidated.

                NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)



                                                                AT OR FOR THE YEAR ENDED MARCH 31,
                                                    -----------------------------------------------------------
                                                       1997         1996         1995        1994       1993
                                                    -----------  -----------  -----------  ---------  ---------
                                                                      (DOLLARS IN THOUSANDS)

Principal Amount Outstanding (2)..................  $ 2,807,319  $ 2,167,172  $ 1,270,943  $ 875,740  $ 796,339
Average Principal Amount Outstanding (3)..........  $ 2,697,485  $ 1,785,837  $ 1,054,826  $ 857,419  $ 751,900
Number of Contracts Outstanding...................      257,889      194,927      126,046     97,783     86,684
Average Number of Contracts Outstanding (3).......      241,062      165,203      109,144     92,871     78,468
Number of Repossessions...........................        3,721        2,186        1,647      1,382      1,247
Number of Repossessions as a Percentage of the
  Average Number of Contracts Outstanding)........         1.54%        1.32%        1.51%      1.49%      1.59%
Gross Charge-Offs (4).............................  $    26,679  $    14,799  $     7,912  $   5,577  $   4,551
Recoveries (5)....................................  $     6,078  $     3,906  $     2,935  $   1,973      1,528
Net Losses........................................  $    20,601  $    10,893  $     4,977  $   3,604      3,023
Net Losses as a Percentage of Average Principal
  Amount Outstanding..............................         0.76%        0.61%        0.47%      0.42%      0.40%


----------------

(1) Includes contracts that have been sold but are still being serviced by AHFC.


(2) Net remaining principal balance of all outstanding contracts.


(3) Average of the principal amounts or number of contracts, as the case may be, outstanding at the beginning and end of period.


(4) Amount charged-off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.


(5) Proceeds received on previously charged-off contracts.

                                THE CERTIFICATES


    The Class A Certificates offered hereby will be issued pursuant to the Agreement, a form of which, together with a form of the Receivables Purchase Agreement, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of the Agreement (without exhibits) may be obtained by Class A Certificateholders upon request in writing to the Trustee at its Corporate Trust Office. Citations to the relevant sections of the Agreement appear below in parentheses. The following summary describes the material terms of the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to all of the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms and section references) are incorporated by reference as part of such summaries.


GENERAL

    The Certificates will evidence fractional undivided interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the
aggregate an undivided ownership interest of     % of the Trust and the Class B
Certificates will evidence in the aggregate an undivided ownership interest of
   % of the Trust. The Class B Certificates, which are not being offered hereby, will initially be held by the Seller. (Sections 1.01 and 15.03).


    The Class A Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Class A Certificates will initially be represented by certificates registered in the name of Cede, the nominee of DTC. No beneficial owner of a Class A Certificate (a "Certificate Owner") will be entitled to receive a certificate representing such owner's interest, except as set forth below. Unless and until Class A Certificates are issued in fully registered certificated form ("Definitive Certificates") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Class A Certificateholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Certificate Owners in accordance with DTC procedures. (Section 15.09). See "Book-Entry Registration" and "Definitive Certificates".


BOOK-ENTRY REGISTRATION

    DTC, New York, New York, will act as securities depository for the Class A Certificates. The Class A Certificates will be issued as fully registered securities registered in the name of Cede, the nominee of DTC. One fully registered Class A Certificate will be issued with respect to each $200 million in principal amount of Class A Certificates and an additional Class A Certificate will be issued with respect to the remaining principal amount of Class A Certificates, other than a minimal amount. As such, it is anticipated that the only "Class A Certificateholder" will be Cede, the nominee of DTC. Certificate Owners will not be recognized by the Trustee as "Class A Certificateholders", as such term will be used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Class A Certificateholders indirectly through DTC and its Participants, as further described below.


    DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Class A Certificates may do so only through Participants and Indirect Participants. Participants will receive a credit for the Class A Certificates on DTC's records. The ownership interest of each Certificate Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchase of Class A Certificates, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Class A Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.

    To facilitate subsequent transfers, all Class A Certificates deposited by Participants with DTC will be registered in the name of Cede, the nominee of DTC. The deposit of Class A Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Certificate Owners and its records will reflect only the identity of the Participants to whose accounts such Class A Certificates are credited, which may or may not be the Certificate Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    DTC's practice is to credit Participants' accounts on each Distribution Date in accordance with their respective holdings of Class A Certificates shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants and Indirect Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Class A Certificates to DTC will be the responsibility of the Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Certificate Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Certificate Owners may experience some delay in their receipt of payments. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Class A Certificates, may be limited due to the lack of a physical certificate for such Class A Certificates.


    Neither DTC nor Cede will consent or vote with respect to the Class A Certificates. Under its usual procedures, DTC will mail an omnibus proxy to the Trustee as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede's consenting or voting rights to those Participants to whose accounts the Class A Certificates will be credited on that record date (identified in a listing attached to the omnibus proxy).


    None of the Servicer, the Seller or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES


    Definitive Certificates will be issued in fully registered, certificated form to Certificate Owners rather than to DTC, only if (i) DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Class A Certificates, and neither the Trustee nor the Seller is able to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Interests of the Class A Certificates advise the Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Certificate Owners. (Section 15.11).


    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners, through Participants, of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing all Class A Certificates and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to Certificate Owners, who thereupon will become Class A Certificateholders for all purposes of the Agreement.


    Distributions on the Class A Certificates will thereafter be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and to be set forth in the Agreement. Interest and principal payments on the Class A Certificates on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register for effecting registration, transfers and exchanges of Certificates (the "Certificate Register"). The final payment on any Class A Certificates (whether Definitive Certificates or certificates registered in the name of Cede representing the Class A Certificates), however, will be made only upon presentation and surrender of such Class A Certificates or certificates at the office or agency specified in the notice of final distribution to Class A Certificateholders. The Trustee or a paying agent will provide such notice to registered Class A Certificateholders not more than 30 days and not less than 15 days prior to the date on which such final distribution is expected to occur. (Section 20.01).


    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 15.03).

SALE AND ASSIGNMENT OF THE RECEIVABLES

    On or prior to the Closing Date, pursuant to the Receivables Purchase Agreement, AHFC will sell and assign to the Seller, without recourse, its entire interest in the Receivables, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, all of its right, title and interest in and to the Receivables, including its interest in AHFC's security interests in the Financed Vehicles. (Section 12.01). Each Receivable will be identified in a schedule referred to in the Receivables Purchase Agreement and the Agreement and on file with the Trustee (the "Schedule of Receivables"). The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Certificates to or upon the order of the Seller in exchange for the Receivables. (Section 15.02). Thereafter, the Seller will sell the Class A Certificates to the Underwriters.

    As more fully described under "The Receivables -- Selection Criteria", AHFC, pursuant to the Receivables Purchase Agreement, and the Seller, pursuant to the Agreement, will make certain representations and warranties with respect to the Receivables and the Financed Vehicles. In the Receivables Purchase Agreement, AHFC will additionally represent and warrant to the Seller, and in the Agreement, the Seller will additionally represent and warrant to the Trustee, among other things, that (i) the information set forth in the Schedule of Receivables is true and correct in all material respects; (ii) at the time of origination of each Receivable, the related Obligor was required to maintain physical damage insurance in accordance with AHFC's normal requirements; (iii) on the Cutoff Date, to the best of its knowledge, the Receivables are free and clear of all prior security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) on the Cutoff Date, each of the Receivables is secured by a first priority perfected security interest in the related Financed Vehicle in favor of AHFC; and (v) each Receivable at the time it was originated complied, and on the Cutoff Date complies, in all material respects with applicable state and federal laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. (Section 12.04).


    As of the last day of the second Collection Period (or, if the Seller so elects, the last day of the first Collection Period) following the Collection Period in which the Seller, the Servicer or the Trustee discovers a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the Certificateholders in a Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from the Trustee and, pursuant to the Receivables Purchase Agreement, AHFC will purchase such Receivable from the Seller, at a price equal to the Warranty Purchase Payment for such Receivable. The "Warranty Purchase Payment" (1) for a Precomputed Receivable will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the Servicer in respect of such Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made to the Servicer with respect to such Precomputed Receivable from collections made on or in respect of other Receivables, minus (b) the sum (i) of all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account, (ii) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on such Precomputed Receivable were the Obligor to prepay such Precomputed Receivable in full on such day and (iii) any proceeds of the liquidation of such Precomputed Receivable previously received (to the extent applied to reduce the Principal Balance of such Precomputed Receivable) and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the Required Rate to the last day of the Collection Period relating to such repurchase. This repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by AHFC of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement. (Sections 12.04 and 12.05).



    To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of retail installment sale contracts, as well as to reduce administrative costs, pursuant to the Agreement, the Trustee will appoint the Servicer as custodian of the Receivables and all documents related thereto. (Section 12.02). The Receivables will not be physically segregated from other installment sale contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Trust. However, UCC financing statements reflecting the sale and assignment of the Receivables by AHFC to the Seller and by the Seller to the Trustee will be filed, and the respective accounting records and computer files of AHFC and the Seller will reflect such sale and assignment. Because the Receivables will remain in the possession of the Servicer and will not be stamped or otherwise marked to reflect the assignment thereof to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- General" and "-- Security Interests in the Financed Vehicles". In addition, under certain circumstances the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the Certificate Account could be defeated. See "Collections".


SERVICING PROCEDURES


    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will continue such collection procedures as it follows with respect to comparable retail installment sale contracts it services for itself and others. (Section 13.01). The Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a Receivable.

See "American Honda Finance Corporation -- Servicing of Motor Vehicle Loans". However, if any such modification of a Receivable alters the APR or the amount financed or extends the maturity of a Receivable beyond six months after the scheduled maturity of the Receivable with the latest scheduled maturity as of the Cutoff Date, the Servicer will be obligated to purchase such Receivable as described in the immediately succeeding paragraph. (Sections 13.07 and 13.08).



    In the Agreement, the Servicer will covenant that except as otherwise contemplated therein, (i) it will not release any Financed Vehicle from the security interest created by the related Receivable, (ii) it will do nothing to impair the rights of the Certificateholders in the Receivables and (iii) except as otherwise provided in the Agreement, it will not amend any Receivable such that the total number of Scheduled Payments, the amount financed or the APR is altered or the maturity of a Receivable is extended beyond six months after the scheduled maturity of the Receivable with the latest scheduled maturity as of the Cutoff Date. As of the last day of the second Collection Period (or, if the Servicer so elects, the last day of the first Collection Period) following the Collection Period in which the Seller, the Servicer or the Trustee discovers a breach of any such covenant that materially and adversely affects the interests of the Certificateholders in a Receivable, the Servicer, unless the breach is cured, will purchase the Receivable (an "Administrative Receivable") from the Trustee at a price equal to the Administrative Purchase Payment for such Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable will be equal to (a) the sum of (i) all remaining Scheduled Payments,
(ii) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from the proceeds of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) the sum of (i) all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (ii) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on such Precomputed Receivable were the Obligor to prepay such Precomputed Receivable in full on such day of purchase and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the Required Rate to the last day of the Collection Period relating to such repurchase. Upon the repurchase of any Administrative Receivable, the Servicer shall for all purposes of the Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable. This repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach by the Servicer. (Sections 13.07 and 13.08).


    If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law. (Section 13.04).

INSURANCE ON FINANCED VEHICLES

    Each Receivable requires the related Obligor to maintain insurance covering physical damage to the Financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which AHFC is named as a loss payee. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary. AHFC does not monitor the maintenance of such insurance. A failure by an Obligor to maintain such physical damage insurance will constitute a default under the related Receivable. See "American Honda Finance Corporation -- Underwriting of Motor Vehicle Loans". In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be distributed to Class A Certificateholders and such shortfall is not covered by amounts otherwise payable to the Class B Certificateholders pursuant to the subordination of the Class B Certificates or from amounts on deposit in the Reserve Fund, Class A Certificateholders could suffer a loss on their investment.

COLLECTIONS


    The Servicer will establish two accounts in the name of the Trustee on behalf of the Certificateholders, the first into which payments made on or in respect of the Receivables will be deposited and from which all distributions with respect to the Receivables and the Certificates will be made (the "Certificate Account") and the second into which, to the extent required by the Agreement, payments made by Obligors in respect of Precomputed Receivables in excess of the related Scheduled Payments (each, a "Payment Ahead"), to the extent that such payments do not constitute a prepayment in full of the related Precomputed Receivable, will be deposited until the Collection Period in which such payments become due (the "Payahead Account" and, together with the Certificate Account, the "Accounts"). The Certificate Account and the Payahead Account will be maintained with a depository institution or a trust company (which may include the Trustee) so long as (i) the commercial paper or other short-term unsecured debt obligations of the Trustee have a rating of Prime-1 by Moody's and a rating of at least A-1+ by Standard & Poor's (the "Required Rating") or (ii) such Accounts are maintained in a segregated trust account for the benefit of the Certificateholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers (which may include the Trustee) and a long-term deposit rating from Moody's of at least Baa3 (or such lower rating as Moody's shall approve in writing). Initially, the Accounts will be maintained in segregated trust accounts with Bank of Tokyo - Mitsubishi Trust Company.



    Funds on deposit in the Accounts may, at the direction of the Servicer, be invested in Permitted Investments that mature on the Business Day immediately preceding the Distribution Date next succeeding the date of investment (other than instruments of the entity at which the Accounts are located, which may mature on such Distribution Date). All income or other gain from such investments, net of investment expenses and any loss resulting from such investment, shall be paid to the Servicer as additional servicing compensation. Investment expenses and net loss resulting from such investments shall be charged to the related Account and will be borne by the Certificateholders. "Permitted Investments" will be (i) obligations of, and obligations guaranteed by, the United States or any agency thereof, backed by full faith and credit of the United States, (ii) securities issued or guaranteed by the Federal National Mortgage Association or any state rated in the highest applicable rating category of each Rating Agency (the "Required Investment Rating"), (iii) securities bearing interest or sold at a discount of any corporation incorporated in any state or under federal law the unsecured debt or commercial paper of which has the Required Investment Rating, (iv) certificates of deposit fully insured by the FDIC or otherwise issued by a federal or state institution the short term unsecured debt of which has the Required Investment Rating, (v) certain repurchase obligations with respect to any security described in clause
(i) or (ii) above or (vi) any other investment approved by each Rating Agency.



    The Servicer will deposit all payments received on or in respect of the Receivables and all proceeds of Receivables collected into the Certificate Account not later than two Business Days after receipt. However, the Servicer may retain such amounts until the Business Day immediately preceding the related Distribution Date so long as (i) AHFC is the Servicer, (ii) no Event of Default exists and is continuing and (iii) either (a) the short-term unsecured debt of AHFC is rated at least Prime-1 by Moody's and A-1 by Standard & Poor's, or (b) AHFC obtains a letter of credit (the "Servicer Letter of Credit") as provided in the Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Certificate Account. The Servicer
expects to obtain a Servicer Letter of Credit from                on the Closing
Date and, accordingly, will be permitted to make remittances of collections to the Certificate Account on a monthly basis. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Certificate Account on or before the Business Day immediately preceding the related Distribution Date. (Section 14.02).


    Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied the conditions in clauses (i) through (iii) in the immediately preceding paragraph, deposited in the Payahead Account) as a Payment Ahead. (Sections 14.02 and 14.03).

ADVANCES

    If the Scheduled Payment due on a Precomputed Receivable is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall and the Payahead Account shall be reduced accordingly. If any shortfall remains, the Servicer will make a Precomputed Advance to the Trust in an amount equal to the amount of such shortfall. In addition, if the Scheduled Payment on a Simple Interest Receivable is not received in full by the end of the month in which it is due, the Servicer will be required, subject to the limitations set forth below, to make a Simple Interest Advance to the Trust in an amount equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period. If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

    The obligation of the Servicer to make an Advance (other than a Simple Interest Advance in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) will be limited to the extent that it determines, in its sole discretion, that such Advance will be recovered from subsequent collections on or in respect of such Receivable. In making Advances, the Servicer will endeavor to maintain monthly payments of interest at the Pass-Through Rate to Certificateholders rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which an Advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. (Section 14.04).

    The Servicer will make all Advances by depositing into the Certificate Account any amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

NET DEPOSITS

    The Servicer will be permitted to deposit in the Certificate Account only the net amount distributable to Certificateholders on the related Distribution Date. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 14.08). Similarly, so long as the Seller is the only holder of the Class B Certificates, it will be entitled to net its payment obligations to the Trustee against any amounts distributable on the Class B Certificates on the related Distribution Date.

SERVICING COMPENSATION

    On each Distribution Date, the Servicer will receive the Servicing Fee for the related Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of such Collection Period or, in the case of the first Collection Period, the Cutoff Date Pool Balance. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during such Collection Period, plus any interest earned during such Collection Period from the investment of monies on deposit in the Accounts, net of investment expenses and any losses from such investments. See "Collections".


    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Trustee, including collecting and posting payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. (Sections
13.01 and 13.09).



    The "Pool Balance" will equal the aggregate Principal Balance of the Receivables (other than Defaulted Receivables). The "Principal Balance" of a Receivable as of any date will equal the original principal balance of each Receivable minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).


DISTRIBUTIONS ON THE CERTIFICATES


    On the tenth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the Yield Supplement Deposit Amount, if any, the amount of Advances to be made by the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer will also determine the Class A Distributable Amount, the Class B Distributable Amount and, based on the available funds and other amounts available for distribution on the related Distribution Date as described below, the amount to be distributed to the Class A Certificateholders and the Class B Certificateholders.



    On each Distribution Date, the Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Certificate Account and the aggregate Yield Supplement Deposit Amount, if any, to be withdrawn from the Yield Supplement Account and deposited in the Certificate Account. (Sections
14.01 and 14.06).


    The Trustee shall make distributions to the Certificateholders out of the amounts on deposit in the Certificate Account. The amount to be distributed to the Certificateholders shall be determined in the manner described below.

    DETERMINATION OF AVAILABLE AMOUNTS. The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal.

    "Available Interest" for a Distribution Date will equal the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method): all (i) collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods); (ii) proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation ("Net Liquidation Proceeds"); (iii) Advances made by the Servicer; (iv) Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in either case in respect of such Collection Period; and (v) the Yield Supplement Deposit Amount for the related Distribution Date.


    "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method).

    Available Interest and Available Principal on any Distribution Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable and (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable. A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.


    CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during such Collection Period, (c) the principal portion of all Prepayments received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) or (c) above) and (ii) the "Class A Interest Distributable Amount", consisting of one month's interest at the Pass-Through Rate on the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class A Certificate Balance.


    The "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the amounts set forth under clauses (i)(a) through (i)(d) in the second preceding paragraph with respect to the Class A Principal Distributable Amount and (ii) the "Class B Interest Distributable Amount", consisting of one month's interest at the Pass-Through Rate on the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class B Certificate Balance.

    The "Class B Certificate Balance" will initially equal $           (the
"Original Class B Certificate Balance") and, on any Distribution Date, will equal the amount by which the Pool Balance on the last day of the preceding Collection Period exceeds the Class A Certificate Balance on such Distribution Date.

    PAYMENT OF DISTRIBUTABLE AMOUNTS. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Certificateholders. On each Distribution Date, the Trustee will distribute to Certificateholders of record the following amounts in the following order of priority, to the extent of funds available for distribution on such Distribution Date:


        (i) to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Available Interest (as Available Interest has been reduced by reimbursing the Servicer for the interest component of any outstanding Advances and paying the Servicer the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods and any additional servicing compensation as described under "Servicing Compensation"); and if such Available Interest is insufficient, the Class A Certificateholders will be entitled to receive such deficiency first from the Class B Percentage of Available Principal and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;


        (ii) to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to the reduction in Available Interest described in clause (i) above); and if such Available Interest is insufficient, the Class B Certificateholders will be entitled to receive such deficiency from monies on deposit in the Reserve Fund;


        (iii) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Precomputed Advances and any reduction in Available Principal described in clause (i) above); and if such Available Principal is insufficient, the Class A Certificateholders will be entitled to receive such deficiency first from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) and
    (ii) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund; and



        (iv) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to the reduction in Available Principal described in clauses (i) and
    (iii) above); and if such Available Principal is insufficient, the Class B Certificateholders will be entitled to receive such deficiency first from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i), (ii) and (iii) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund. (Section 14.06).


    The "Class A Interest Carryover Shortfall" with respect to any Distribution Date will mean the excess, if any, of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall with respect to the immediately preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Pass-Through Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over the amount of interest actually received by the Class A Certificateholders on such current Distribution Date. The "Class A Principal Carryover Shortfall" with respect to any Distribution Date will mean the excess, if any, of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date. The "Class B Interest Carryover Shortfall" and the "Class B Principal Carryover Shortfall" shall have meanings correlative to the foregoing.

    Any excess amounts in the Certificate Account with respect to any Distribution Date, after giving effect to the distributions described in clauses
(i) through (iv) of the second preceding paragraph ("Excess Amounts"), will be distributed in the following amounts and in the following order of priority: (i) to the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and (ii) to the Seller.

THE YIELD SUPPLEMENT ACCOUNT

    The Yield Supplement Account is designed solely to supplement interest collections on the Discount Receivables. The Yield Supplement Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee for the benefit of the Certificateholders.



    On each Distribution Date, the Trustee will transfer to the Certificate Account from monies on deposit in the Yield Supplement Account an amount equal to the Yield Supplement Deposit Amount in respect of the Discount Receivables for such Distribution Date. See "Distributions on the Certificates". All or a portion of the monies on deposit in the Yield Supplement Account may be invested in Permitted Investments. All income and gain realized on such investments shall be deposited in the Yield Supplement Account and shall be distributed as required to the Certificate Account. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Maximum Yield Supplement Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller and the Certificateholders will have no further rights in, or claims to, such amounts. The "Maximum Yield Supplement Amount" for any Distribution Date will equal the aggregate amount, as of the last day of the related Collection Period, by which interest on the Principal Balance of each Discount Receivable (other than any such Receivable that is a Defaulted Receivable) for the remaining term of such Receivable (assuming no prepayments or delinquencies) at the Required Rate exceeds interest on such Principal Balance at the APR of each such Receivable; provided, that such amount may be discounted at a rate to be specified in the Agreement. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust pursuant to its terms will be paid to the Seller (Section 14.06).


SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND

    The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Servicer (to the extent that the Servicer is paid the Servicing Fee with respect to the related Collection Period, including any unpaid Servicing Fees with respect to one or more prior Collection Periods and any additional servicing compensation as described under "Servicing Compensation", and to the extent the Servicer is reimbursed for certain unreimbursed Advances) and the Class A Certificateholders to the extent described above. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Certificateholders limited protection against losses in respect of the Receivables.

    No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and (ii) principal until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates.

    In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected by the application of Available Interest and Available Principal on each Distribution Date in the priorities specified under "Distributions on the Certificates -- Payment of Distributable Amounts", and by the establishment of the Reserve Fund. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee for the benefit of the Certificateholders. The Reserve Fund will be funded by the Seller on the
Closing Date in an amount equal to $         . Thereafter, all Excess Amounts
will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the amount in the Reserve Fund at the Specified Reserve Fund Balance.


    The "Specified Reserve Fund Balance" with respect to any Distribution Date
will be $          , except that, if on any Distribution Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 1.25% or
(ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.25%, then the Specified Reserve Fund Balance will be an amount equal to a specified percentage of the Pool Balance as of the last day of the immediately preceding Collection Period. Such percentage shall be
determined by deducting from     % the following fraction, expressed as a
percentage: (a) one minus (b) a fraction, the numerator of which is the Class A Certificate Balance with respect to such Distribution Date and the denominator of which is such Pool Balance. Notwithstanding the foregoing, in no event will
the Specified Reserve Fund Balance be more than $           or less than
$        . As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance. Notwithstanding the foregoing, on any Distribution Date as to which the Pool Balance as of the last day of the related Collection Period is
$            or less, the Specified Reserve Fund Balance will be the greater of
the applicable balance determined as described above or $          .



    The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such current Collection Period. "Aggregate Net Losses" with respect to a Collection Period will equal the Principal Balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables. The "Delinquency Percentage" with respect to a Collection Period will equal the number of (a) all outstanding Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (b) the number of Receivables the related Financed Vehicles of which have been repossessed but have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above or is not a Defaulted Receivable), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period. A "Current Receivable" will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.


    The Servicer may, from time to time after the date of this Prospectus, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from the one described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or change the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in the qualification, reduction or withdrawal of its then-current rating of the Class A Certificates, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Certificateholder.


    On each Distribution Date, funds will be withdrawn from the Reserve Fund as described above for distribution first to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates, second to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B Certificates, third to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and fourth to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B Certificates.


    On each Distribution Date, the Trustee will deposit all Excess Amounts into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Upon any such release of amounts from the Reserve Fund, the Certificateholders will have no further rights in, or claims to, such amounts. Any monies remaining on deposit in the Reserve Fund upon the termination of the Trust pursuant to its terms will be paid to the Seller. (Section 14.06).


    Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of holders of the Certificates. Funds on deposit in the Reserve Fund may be invested in Permitted Investments. Investment income on monies on deposit in the Reserve Fund, net of investment expenses and losses on such investments, will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. Investment losses and any loss on such investments will be charged to the Reserve Fund. (Section 14.07).


    If on any Distribution Date the Class B Certificate Balance has been reduced to zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. Amounts on deposit in the Yield Supplement Account will not be available to Certificateholders in the event that defaults or delinquencies in collections on the Receivables result in shortfalls in amounts due to Certificateholders (even in the circumstance described in the preceding sentence) or for any other purpose other than withdrawals of the Yield Supplement Deposit Account on each Distribution Date.


    Neither the Class B Certificateholders, the Seller nor the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

EXAMPLE OF DISTRIBUTIONS

    The following chart sets forth an example of the application of the foregoing provisions to the first monthly distribution in respect of the
Certificates:


July 1..............  CUTOFF DATE. The Pool Balance will equal the aggregate
                      Principal Balance of the Receivables as of the opening of
                       business on this date.

July 1 - 31.........  COLLECTION PERIOD. The Servicer will receive Scheduled
                      Payments, Prepayments, Payments Ahead and other payments
                       made on or in respect of the Receivables.

August 10...........  DETERMINATION DATE. On this date, the Servicer will notify the Trustee of, among other things, the amounts to be
                       distributed on the Distribution Date.

August 14...........  RECORD DATE. Distributions on the Distribution Date will be made to Certificateholders of record at the close of
                       business on this date.

August 15...........  DISTRIBUTION DATE. On this date, the Trustee will make the distributions described above.


STATEMENTS TO CLASS A CERTIFICATEHOLDERS


    On each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder as of the close of business on the related Record Date (which shall be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) a statement, setting forth with respect to the related Collection Period or such Distribution Date, as the case may be, among other things, the following information:


        (i) the amount of the Class A Certificateholder's distribution allocable to principal;

        (ii) the amount of the Class A Certificateholder's distribution allocable to interest;

       (iii) the Pool Balance as of the close of business on the last day of such Collection Period;

        (iv) the Class A Certificateholder's pro rata portion of the Servicing Fee and any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

        (v) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

        (vi) the Class A Pool Factor as of such Distribution Date;

       (vii) the amount otherwise distributable to the Class B
    Certificateholders that is being distributed to the Class A
    Certificateholders on such Distribution Date;


      (viii) the balance on deposit in the Reserve Fund on such Distribution Date after giving effect to distributions made on such Distribution Date, the change in such balance from the immediately preceding Distribution Date and the Specified Reserve Fund Balance;


        (ix) the aggregate amount of Payments Ahead on deposit in the Payahead Account or held by the Servicer and the change in such amount from the immediately preceding Distribution Date;

        (x) the amount of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date;

        (xi) the Yield Supplement Deposit Amount, the Maximum Yield Supplement Amount and the amount on deposit in the Yield Supplement Account after giving effect to distributions made on such Distribution Date; and


       (xii) the amount available under the Servicer Letter of Credit, if any, and such amount as a percentage of the Pool Balance as of the last day of such Collection Period.


    Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Class A Certificate. Copies of such statements may be obtained by Certificate Owners by a request in writing addressed to the Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Class A Certificateholder a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such Class A Certificateholder's preparation of federal income tax returns. (Section 14.10). See "Federal Income Tax Consequences -- Information Reporting and Backup Withholding".


EVIDENCE AS TO COMPLIANCE


    The Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Trustee on or before June 30 of each year, beginning June 30, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended March 31 (or shorter period in the case of the first such statement) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters. (Section 13.12).



    The Agreement will also provide for delivery to the Trustee, on or before June 30 of such year, beginning June 30, 1998, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended March 31 (or shorter period in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Section 13.11).



    Copies of such statements and certificates may be obtained by Class A Certificateholders by a request in writing addressed to the Trustee at 100 Broadway, 6th Floor, New York, New York 10005, Attention: Corporate Trust Services.


CERTAIN MATTERS REGARDING THE SERVICER

    The Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement. (Section 17.05).

    The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action required or prohibited by the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties thereunder. The Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. (Section 17.04).

    Any corporation into which the Servicer may be merged or consolidated, any corporation resulting from any merger or consolidation to which the Servicer is a party or any corporation succeeding to all or substantially all of the business of the Servicer will be the successor to the Servicer under the Agreement. (Section 17.03).

EVENTS OF DEFAULT


    "Events of Default" under the Agreement will consist of (i) failure by the Servicer (or the Seller, so long as AHFC is the Servicer) to deliver to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for three Business Days after discovery of such failure by an officer of the Servicer (or the Seller, so long as AHFC is the Servicer), or written notice of such failure, requiring the same to be remedied, is given (a) to the Seller or the Servicer, as the case may be, by the Trustee or (b) to the Seller or the Servicer, as the case may be, and to the Trustee by holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; (ii) failure by the Servicer (or the Seller, so long as AHFC is the Servicer) duly to observe or perform in any material respect any other covenants or agreements in the Certificates or the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 90 days after written notice of such failure, requiring the same to be remedied, is given (a) to the Seller or the Servicer, as the case may be, by the Trustee or (b) to the Seller or the Servicer, as the case may be, and to the Trustee by holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; or (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer (or the Seller, so long as AHFC is the Servicer) indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. (Section 18.01).


RIGHTS UPON EVENT OF DEFAULT


    As long as an Event of Default remains unremedied, the Trustee or holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed, without further action, to all the responsibilities, duties and liabilities of the Servicer in its capacity as such under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or such Certificateholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable so to act, then it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 whose regular business includes the servicing of motor vehicle receivables. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Agreement. (Sections 18.02 and 18.03). Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.


WAIVER OF PAST DEFAULTS


    The holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from the Accounts or the Reserve Fund in accordance with the Agreement or in respect of a covenant or provision of the Agreement that cannot be modified or amended without the consent of each Certificateholder (in which event the related waiver will require the approval of holders of all of the Certificates). No such waiver will impair the Certificateholders' rights with respect to subsequent defaults. (Section 18.05).

VOTING INTERESTS



    The "Voting Interests" of the (i) Class A Certificates will be allocated among the Class A Certificateholders or Certificate Owners, as the case may be, in accordance with the Class A Certificate Balance represented thereby and (ii) Class B Certificates will be allocated among the Class B Certificateholders in accordance with the Class B Certificate Balance represented thereby; provided, that, where the Voting Interests are relevant to determine whether the vote of the requisite percentage of Certificateholders necessary to effect a consent, waiver, request or demand shall have been obtained, any Class A Certificates or Class B Certificates, as the case may be, held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination except in the case of an amendment to the Agreement requiring the consent of the holders of all of the relevant Class of Certificates as described under "Amendment".


AMENDMENT


    The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders or the bank issuing the Servicer Letter of Credit (the "Letter of Credit Bank"), to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, change or eliminate any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, to add or amend any provision therein in connection with permitting transfers of the Class B Certificates or to add or provide credit enhancement for the Class B Certificates, to permit certain changes with respect to the Specified Reserve Fund Balance, the funding of the Reserve Fund and the remittance schedule with respect to collections to be deposited into the Accounts, or the Servicer Letter of Credit or the acquisition thereof; provided that any such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder and provided, further, that in the case of a change with respect to the Specified Reserve Fund Balance or any Servicer Letter of Credit, the Trustee receives a letter from each Rating Agency to the effect that its then-current rating of the Class A Certificates will not be qualified, reduced or withdrawn due to such amendment. See "Subordination of the Class B Certificates; Reserve Fund".



    The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 51% of the Voting Interests of all Certificates, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of either Class of Certificateholders or the Letter of Credit Bank; provided, however, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions to be made to Certificateholders or to or by the Letter of Credit Bank or (ii) reduce the aforesaid percentage of the Voting Interests of which the holders of either Class of Certificates are required to consent to any such amendment, without the consent of the holders of all of the relevant Class of Certificates and provided, further, that in the case of any such amendment, the Trustee receives a letter from each Rating Agency to the effect that its then-current rating of the Class A Certificates will not be qualified, reduced or withdrawn due to such amendment. (Section 21.01).


LIST OF CERTIFICATEHOLDERS


    Upon a written request of the Servicer, the Trustee, as Certificate Registrar, will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders. In addition, upon written request by three or more Certificateholders or holders of either Class of Certificates evidencing not less than 25% of the Voting Interests of such Class, and upon compliance by such Certificateholders with certain provisions of the Agreement, such Certificateholders may request that the Trustee, as

Certificate Registrar, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. (Section 15.06).

    The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION


    The respective obligations and responsibilities of the Seller, the Servicer and the Trustee created by the Agreement will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the occurrence of the event described below. In order to avoid excessive administrative expenses, the Seller or the Servicer, or any successor to the Servicer, will be permitted at its option to purchase from the Trust, on the Distribution Date following the last day of any Collection Period as of which the Pool Balance is 10% or less of the Cutoff Date Pool Balance, the corpus of the Trust at a price equal to the aggregate Administrative Purchase Payments as of such last day for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which such purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses); provided, however, that the purchase option may not be exercised if the resulting final distribution on the Class A Certificates would not equal the sum of the Class A Certificate Balance, the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall for such final Distribution Date. Exercise of such right will effect early retirement of the Certificates. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables as described above, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Receivables. The Trustee will give written notice of termination to each Certificateholder of record.


    The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the United Negro College Fund. (Sections 20.01 and 20.02).

DUTIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Certificate Account or the Payahead Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case the Trustee will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer or the Seller to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as will be specified in the Agreement. (Sections 19.01 and 19.05).

    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings. (Section 21.03).


THE TRUSTEE


    Bank of Tokyo - Mitsubishi Trust Company will be the Trustee under the Agreement. The Trustee and any of its affiliates may hold Certificates in their own names or as pledgees. (Section 19.06). For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 19.13).


    The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer and the Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee. (Section 19.10).

    The Agreement will provide that the Servicer will pay the Trustee's fees and expenses in connection with its duties under the Agreement. (Section 19.07). The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Agreement). (Sections 17.02 and 19.08).


    The Trustee's Corporate Trust Office is located at 100 Broadway, 6th Floor, New York, New York 10005.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The transfer of the Receivables to the Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS IN THE FINANCED VEHICLES

    GENERAL. Retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states (including California and Texas, the states in which the largest number of Financed Vehicles are located), a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.


    All retail installment sale contracts that AHFC acquires from Dealers name AHFC as obligee or assignee and as the secured party. AHFC also takes all actions necessary under the laws of the state in which the related vehicles are located to perfect its security interest in such vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificate of title.


    PERFECTION. Pursuant to the Receivables Purchase Agreement, AHFC will sell and assign its security interests in the Financed Vehicles to the Seller and, pursuant to the Agreement, the Seller will sell and assign its security interests in the Financed Vehicles to the Trustee. However, because of the administrative burden and expense, neither AHFC, the Seller nor the Trustee will amend any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Financed Vehicles. In the absence of such an amendment and vehicle reregistration, the Trustee may not have a perfected security interest in the Financed Vehicles in all states. However, UCC financing statements with respect to the transfer to the Seller of AHFC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold all certificates of title relating to the Financed Vehicles in its possession as custodian for the Trustee pursuant to the Agreement. See "The Certificates -- Sale and Assignment of the Receivables".



    In most states, assignments such as those under the Receivables Purchase Agreement and the Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In such states, although reregistration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trustee, because the Trustee will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and reregistration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the Trustee. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of AHFC's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In the Receivables Purchase Agreement, AHFC will represent and warrant, and in the Agreement, the Seller will represent and warrant, that all action necessary for AHFC to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles as to which AHFC failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of AHFC's representations and warranties under the Receivables Purchase Agreement and the Seller's representations and warranties under the Agreement. Accordingly, pursuant to the Agreement, the Seller would be required to repurchase the related Receivable from the Trustee and, pursuant to the Receivables Purchase Agreement, AHFC would be required to purchase such Receivable from the Seller, in each case unless the breach were cured. See "The Certificates -- Sale and Assignment of the Receivables". The Seller will assign its rights under the Receivables Purchase Agreement to the Trustee.


    CONTINUITY OF PERFECTION. Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, AHFC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, AHFC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

    PRIORITY OF CERTAIN LIENS ARISING BY OPERATION OF LAW. Under the laws of most states (including California and Texas), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. AHFC will represent and warrant to the Seller in the Receivables Purchase Agreement and the Seller will represent and warrant to the Trustee in the Agreement that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligation under the Agreement or AHFC's repurchase obligation under the Receivables Purchase Agreement.

REPOSSESSION

    In the event of default by an obligor under a retail installment sale contract, the holder of such retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession of the related motor vehicle, by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by AHFC in most cases and is accomplished simply by taking possession of the related vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. In most states, under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by an obligor under a retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession of the related motor vehicle. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right to redeem the collateral prior to actual sale by payment of all delinquent installments or the unpaid balance of the related contract.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS


    The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by AHFC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of AHFC. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation containing certain limitations (including requiring that the Seller must have at least two independent directors and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each independent director). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of AHFC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud AHFC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of AHFC. If, notwithstanding the foregoing, (i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of AHFC in the event of the application of applicable Insolvency Laws to AHFC or following the bankruptcy or insolvency of AHFC the security interest in the Receivables granted by the Seller to the Trustee should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller, or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur. On the Closing Date,

Brown & Wood LLP, counsel to AHFC and the Seller, will render an opinion which concludes that following the bankruptcy of AHFC, a court, applying the principles set forth in such opinion, should not allow a creditor or trustee in bankruptcy to consolidate the assets and liabilities of AHFC and the Seller on the basis of any applicable legal theory theretofore recognized by a court of competent jurisdiction so as to adversely affect the ultimate payment of all amounts owing under the Class A Certificates.

    AHFC will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if AHFC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of AHFC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of AHFC's bankruptcy estate and would not be available to AHFC's creditors, except under certain limited circumstances. In addition, while AHFC is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of AHFC and, in the event of the bankruptcy of AHFC, the Trust may not have a perfected interest in such collections.

    A case (OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir.), CERT. DENIED 114 S.Ct. 554 (1993)) decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that under the UCC, accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of accounts was perfected under the UCC. UCC Article 9 applies to the sale of chattel paper as well as the sale of accounts and although the Receivables constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of AHFC, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Receivables would be included in the bankruptcy estate of AHFC and delays in payments of collections on or in respect of the Receivables could occur.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.


    The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable.

    Any such loss, to the extent not covered by amounts otherwise payable to the Class B Certificateholders as described herein pursuant to the subordination of the Class B Certificates or from amounts on deposit in the Reserve Fund, could result in losses to the Class A Certificateholders. In addition, if an Obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement and the Agreement and would create an obligation of AHFC and the Seller to repurchase such Receivable unless the breach were cured. See "The Certificates -- Sale and Assignment of the Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

    From time to time, AHFC has been involved in litigation under consumer protection laws. In addition, substantially all of the Receivables originated in California (the "California Receivables") after 1990, having an aggregate
Principal Balance as of the Cutoff Date of approximately $    million, provide
that the Receivable may be rescinded by the related Dealer if such Dealer is unable to assign the Receivable to a lender within ten days of the date of such Receivable. As of the date of this Prospectus, the ten day rescission period had run in respect of all of the California Receivables in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the Receivable unenforceable, to the knowledge of AHFC and the Seller, the issue has not been presented before any California court. On the Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California Receivables are enforceable under California law and applicable federal laws.

    AHFC and the Seller will represent and warrant under the Receivables Purchase Agreement and the Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law or claims that the related Receivable is unenforceable and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of such representation and warranty under the Receivables Purchase Agreement and the Agreement and will create an obligation of AHFC and the Seller to repurchase such Receivable unless the breach were cured. The foregoing repurchase obligations would similarly apply in the event that a court found a California Receivable containing a rescission provision described above to be unenforceable. See "The Certificates -- Sale and Assignment of the Receivables".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by amounts otherwise payable to the Class B Certificateholders pursuant to the subordination of the Class B Certificates as described herein or from amounts on deposit in the Reserve Fund, could result in losses to the Class A Certificateholders.


                        FEDERAL INCOME TAX CONSEQUENCES



    The following is a general discussion of all material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion below addresses all material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates generally applicable to investors. However, it does not purport to deal with the federal income tax consequences applicable to an investor which result from that investor's own particular federal income tax status or situation. In addition, this summary is generally limited to investors who will hold the Class A Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.


TAX STATUS OF THE TRUST

    In the opinion of Brown & Wood LLP, counsel to the Seller, the Trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes. Class A Certificateholders will be treated as the owners of the Trust, except as described below.


    In the opinion of Brown & Wood LLP, counsel to the Seller, each Class A Certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the entire gross income of the Trust, including interest or finance charges earned on the Receivables, and any gain or loss upon collection or disposition of the Receivables. In computing its federal income tax liability, a Class A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable fees payable to the Servicer that are paid or incurred by the Trust as provided in Sections 162 or 212 of the Code. If a Class A Certificateholder is an individual, estate or trust, the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Class A Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Class A Certificates with respect to interest at the Pass-Through Rate. A Class A Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid by the Trust. A Class A Certificateholder using the accrual method of accounting must take into account its pro rata share of income and deductions as and when such amounts become due to or payable by the Trust.



    Guidance by the IRS suggests that a servicing fee in excess of reasonable servicing will cause the Receivables to be treated under the stripped bond rules promulgated by the IRS. It is expected that for federal income tax purposes, the Seller will be viewed as having retained a portion of each interest payment on each Receivable sold to the Trust. As a result, the Class A Certificates would be treated under Code

Section 1286 as "stripped bonds". For purposes of Code Section 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

STRIPPED BONDS AND STRIPPED COUPONS


    Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Class A Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a DE MINIMIS amount (as calculated for purposes of the original issue discount rules of the Code) such stripped bond will be considered to have been issued with original issue discount. See "Accrual of Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Brown & Wood LLP, counsel to the Seller, is of the opinion that, although the matter is not entirely clear, the interest income on the Class A Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting. The effect of income being characterized as "qualified stated interest" is described below under "Accrual of Original Issue Discount".


ACCRUAL OF ORIGINAL ISSUE DISCOUNT


    Under the foregoing rules, because the interest income on the Class A Certificates constitutes qualified stated interest, it is likely that the Class A Certificates in the hands of an initial purchaser will be considered to be issued with DE MINIMIS original issue discount, which will therefore be considered to be zero. If the Class A Certificates are issued with original issue discount, because the interest income on the Class A Certificates does not constitute qualified stated interest, the rules described in this paragraph would apply. Generally, the owner of a stripped bond issued or acquired with original issue discount must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on such Class A Certificate for each day on which it owns a Class A Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Class A Certificateholder, the daily portions of original issue discount with respect to a Class A Certificate generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the Class A Certificate during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value, as of the close of such accrual period, of all remaining payments to be received on the Class A Certificate under the prepayment assumption used in respect of the Class A Certificates and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issued price" of the Class A Certificate at the beginning of such accrual period. No representation is made, nor is Brown & Wood LLP, counsel to the Seller, able to give an opinion, that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Class A Certificate at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the "adjusted issue price" of a Class A Certificate at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined using any reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Class A Certificates.

    With respect to the Class A Certificates, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a rate faster or slower than the prepayment assumption used in respect of the Class A Certificates.

    Subsequent purchasers that purchase Class A Certificates at more than a DE MINIMIS discount should consult their tax advisors with respect to the proper method to accrue such original issue discount.

PREMIUM

    The purchase of a Class A Certificate at more than its adjusted principal amount will result in the creation of a premium with respect to the interest in the underlying Receivables of the Trust represented by such Class A Certificate. A purchaser (who does not hold the Class A Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. Such election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium (to the extent attributable to Receivables with respect to which the Obligor is an individual) will only be deductible as an ordinary loss pro rata as principal is paid on such Receivables.

    Holders of Class A Certificates acquired at a premium are urged to consult with their own tax advisors regarding the proper treatment of the Class A Certificates for federal income tax purposes.

SALE OF A CLASS A CERTIFICATE

    If a Class A Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary interest income) and the Class A Certificateholder's adjusted basis in the Class A Certificate. A Class A Certificateholder's adjusted basis will equal the Class A Certificateholder's cost for the Class A Certificate, increased by any discount previously included in income, and decreased (but not below zero) by any previously amortized premium and by the amount of payments (other than qualified stated interest) previously received on the Receivables. Any gain or loss will be capital gain or loss if the Class A Certificate was held as a capital asset. A capital gain or loss will be long-term or short-term depending on whether or not the Class A Certificates have been owned for more than one year.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Class A Certificateholder or each person holding an Class A Certificate on behalf of a Class A Certificateholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Class A Certificateholders in preparing their federal income tax returns. Payments made on the Class A Certificates and proceeds from the sale of the Class A Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, a Class A Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CLASS A CERTIFICATEHOLDERS


    Interest attributable to Receivables which is received by a foreign Class A Certificateholder will generally not be subject to the normal 30% withholding tax imposed with respect to such payments; provided that (i) the foreign Class A Certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to, the Seller and (ii) such holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalty of perjury, that is it not a "United States person" and provide its name and address. Such certification would generally be made on

IRS Form W-8, although in certain cases it may be possible to submit other documentary evidence. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Gain realized upon the sale of a Class A Certificate by a foreign Class A Certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign Class A Certificateholder, such holder will be subject to United States federal income tax thereon at regular rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owing a Class A Certificate.

                              ERISA CONSIDERATIONS


    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit (i) pension, profit sharing or other "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) "plans" (as defined in Section 4975 (e)(1) of the Code) subject to Section 4975 of the Code and (iii) entities deemed to be investing "plan assets" (including but not limited to an insurance company general account) (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in liability under ERISA and the Code for such persons.



    Neither ERISA nor the Code defines the terms "plan assets". Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Seller believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation. Under the Regulation, when a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the underlying assets of the entity will be considered "plan assets" unless the entity is an "operating company" or equity participation in the entity by benefit plan investors is not "significant". For this purpose, such participation is significant if immediately after the most recent acquisition of any equity interest in the entity, whether or not from an issuer or an underwriter, 25% or more of the value of any class of equity interest is held by "benefit plan investors", which are defined to include both Benefit Plans and employee benefit plans not subject to Title I of ERISA (E.G., governmental plans).



    The Trust will not be an "operating company" as defined in the Regulation, and it will not be an investment company registered under the Investment Company Act. The Seller anticipates that the Certificates will not be considered publicly offered securities within the meaning of the Regulation. Accordingly, if at any time immediately after the most recent acquisition of any Class A Certificate, 25% or more of the value of either Class of Certificates is held by benefit plan investors, then all or some portion of the Receivables and other assets of the Trust may constitute plan assets. There can be no assurance that less than 25% of the value of each Class of Certificates will be held by benefit plan investors.



    The DOL has granted to Credit Suisse First Boston Corporation an administrative exemption (Prohibited Transaction Exemption 89-90, as amended and as supplemented by an advisory opinion issued by the DOL to CS First Boston Corporation on November 22, 1994, in response to their Exemption Application

No. D-09887) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Seller believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan, provided that specified conditions (certain of which are described below) are met.


    Among the conditions that must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates are the following (each of which, other than those within the control of the investors, the Seller believes has been or will be met in connection with the Class A Certificates):

        (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

        (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust.

       (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.


        (iv) The Trustee is not an affiliate of any other member of the "Restricted Group" which consists of the Underwriters, the Seller, the Servicer, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates (I.E., the initial principal amount of the Certificates), and any affiliate of such parties.


        (v) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.


        (vi) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.



Because the rights and interests evidenced by the Class A Certificates acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by Standard & Poor's and Moody's. A fiduciary of a Benefit Plan contemplating purchasing a Class A Certificate (other than pursuant to the original issuance of the Class A Certificates) must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the third general condition set forth above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Benefit Plan contemplating purchasing a Class A Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.


    The Trust must also meet the following requirements:

        (a) The corpus of the Trust must consist solely of assets of the type that have been included in other investment pools.

        (b) Certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc. for at least one year prior to the Benefit Plan's acquisition of certificates.


        (c) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of certificates.



    If the general conditions of the Exemption are satisfied, the Exemption should provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect purchase, exchange, transfer or holding of the Class A Certificates by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an "Excluded Plan" is a Benefit Plan sponsored by any member of the Restricted Group.



    If certain other specific conditions of the Exemption are also satisfied, the Exemption should provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or Underwriter and a Benefit Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Benefit Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person. Such conditions include, among other requirements, that (i) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity. The Seller expects such specific conditions to be satisfied with respect to the issuance of the Class A Certificates.



    The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Benefit Plans before their purchase of Class A Certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the Agreement. See "The Certificates -- Servicing Procedures" and " -- Servicing Compensation".



    Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of Class A Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment. Benefit Plan fiduciaries should also take into account, among other considerations, whether the fiduciary has the authority to make the investment; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING



    Under the terms and subject to the conditions contained in an Underwriting
Agreement dated July   , 1997 (the "Underwriting Agreement"), the Underwriters
named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation, is acting as representative (the "Representative"), have severally but not jointly agreed to purchase from the Seller the following respective principal amounts of the Class A Certificates.



                                                                                   PRINCIPAL
                                   UNDERWRITER                                       AMOUNT
---------------------------------------------------------------------------------  ----------
Credit Suisse First Boston Corporation...........................................  $
                                                                                   ----------
      Total......................................................................  $
                                                                                   ----------
                                                                                   ----------



    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Class A Certificates if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.



    The Seller and AHFC have been advised by the Representative that the Underwriters propose to offer the Class A Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the Representative, to certain dealers at such price less a concession
of   % of the principal amount per Class A Certificate, and the Underwriters and
such dealers may allow a discount of   % of such principal amount per Class A
Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Representative.



    In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the Seller, AHFC and their affiliates.



    The Seller and AHFC have agreed to indemnify, jointly and severally, the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments that the Underwriter may be required to make in respect thereof.



    Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.



    Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Certificates. As an exemption to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.



    Neither the Seller, AHFC nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Certificates. In addition, neither the Seller, AHFC nor any of the Underwriters makes any representation that the related Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS


    The distribution of the Class A Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Seller, on behalf of the Trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of Class A Certificates are effected. Accordingly, any resale of Class A Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Class A Certificates.


REPRESENTATIONS OF PURCHASERS


    Each purchaser of Class A Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Seller, AHFC, the Trustee, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Class A Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".


RIGHTS OF ACTION AND ENFORCEMENT

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS


    A purchaser of Class A Certificates to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Class A Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of Class A Certificates acquired on the same date and under the same prospectus exemption.


                       RATING OF THE CLASS A CERTIFICATES

    It is a condition to issuance of the Class A Certificates that the Class A Certificates will have been rated Aaa by Moody's and AAA by Standard & Poor's. The rating of the Class A Certificates will be based primarily on the value of the Receivables and the terms of the Class B Certificates and the Reserve Fund. The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings on the Class A Certificates do not address the timing of distributions of principal of the Class A Certificates prior to the Final Scheduled Distribution Date.


    There can be no assurance as to whether any rating agency other than the Rating Agencies will rate the Class A Certificates, or, if one does, what rating will be assigned by any such other rating agency.

                                 LEGAL MATTERS


    Certain legal matters with respect to the Class A Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Brown & Wood LLP, San Francisco, California. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as counsel for the Underwriters.

                           INDEX OF CAPITALIZED TERMS



    Set forth below is a list of the capitalized or defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.


TERM                                                                       PAGE
------------------------------------------------------------------------  ------
Accounts................................................................    24
Actuarial Receivable....................................................    10
Administrative Purchase Payment.........................................    23
Administrative Receivable...............................................    23
Advances................................................................    7
Aggregate Net Losses....................................................    30
Agreement...............................................................    3
AHFC....................................................................   1,3
AHMC....................................................................    3
APR.....................................................................    7
Available Interest......................................................    27
Available Principal.....................................................    27
Benefit Plan............................................................    46
Business Day............................................................    4
California Receivables..................................................    42
Cede....................................................................    4
Certificate Account.....................................................    24
Certificate Owner.......................................................    4
Certificate Register....................................................    21
Certificateholders......................................................    6
Certificates............................................................   1,3
Charge-off Rate.........................................................    30
Class A Certificate.....................................................   1,3
Class A Certificate Balance.............................................    27
Class A Certificateholders..............................................    4
Class A Distributable Amount............................................    27
Class A Interest Carryover Shortfall....................................    29
Class A Interest Distributable Amount...................................    27
Class A Percentage......................................................    3
Class A Pool Factor.....................................................    14
Class A Principal Carryover Shortfall...................................    29
Class A Principal Distributable Amount..................................    27
Class B Certificate.....................................................   1,3
Class B Certificate Balance.............................................    28
Class B Certificateholders..............................................    6
Class B Distributable Amount............................................    28
Class B Interest Distributable Amount...................................    28
Class B Percentage......................................................    3
Class B Principal Distributable Amount..................................    28
Closing Date............................................................    5
Code....................................................................    43
Collection Period.......................................................    5
Commission..............................................................    2
Current Receivable......................................................    30
Cutoff Date.............................................................    3
Cutoff Date Pool Balance................................................    8

TERM                                                                       PAGE
------------------------------------------------------------------------  ------
Dealer Recourse.........................................................    10
Dealers.................................................................    9
Defaulted Receivable....................................................    27
Definitive Certificates.................................................    19
Delinquency Percentage..................................................    30
Determination Date......................................................    26
Discount Receivables....................................................    5
Distribution Date.......................................................   1,4
DOL.....................................................................    46
DTC.....................................................................   1,4
ERISA...................................................................    46
Events of Default.......................................................    34
Excess Amounts..........................................................    29
Excess Payment..........................................................    25
Exchange Act............................................................    2
Excluded Plan...........................................................    48
Exemption...............................................................    47
Final Scheduled Distribution Date.......................................    4
Financed Vehicles.......................................................   1,3
FTC Rule................................................................    41
Indirect Participants...................................................    19
Insolvency Laws.........................................................    40
Installment sale contracts..............................................    15
Investment Company Act..................................................    46
IRS.....................................................................    43
Letter of Credit Bank...................................................    35
Liquidated Receivable...................................................    30
Maximum Yield Supplement Amount.........................................    29
Moody's.................................................................    8
Net Liquidation Proceeds................................................    27
Obligors................................................................    9
Original Class A Certificate Balance....................................    4
Original Class B Certificate Balance....................................    28
Participants............................................................    19
Pass-Through Rate.......................................................    4
Payahead Account........................................................    24
Payment Ahead...........................................................    24
Permitted Investments...................................................    24
Pool Balance............................................................    26
Precomputed Advance.....................................................    7
Precomputed Receivables.................................................    10
Prepayment..............................................................    25
Principal Balance.......................................................    26
Rating Agencies.........................................................    8
Receivables.............................................................   1,3
Receivables Purchase Agreement..........................................    3

TERM                                                                       PAGE
------------------------------------------------------------------------  ------
Record Date.............................................................    4
Registration Statement..................................................    2
Regulation..............................................................    46
Representative..........................................................    49
Required Investment Rating..............................................    24
Required Rate...........................................................    5
Required Rating.........................................................    24
Reserve Fund............................................................    6
Restricted Group........................................................    47
Rule of 78s.............................................................    10
Rule of 78s Receivable..................................................    10
Schedule of Receivables.................................................    21
Scheduled Payment.......................................................    5
Section 1286 Treasury Regulations.......................................    44
Securities Act..........................................................    2
Seller..................................................................   1,3
Servicer................................................................   1,3
Servicer Letter of Credit...............................................    24
TERM                                                                       PAGE
------------------------------------------------------------------------  ------
Servicing Fee...........................................................    8
Servicing Fee Rate......................................................    8
Simple Interest Advance.................................................    7
Simple Interest Receivable..............................................    10
Specified Reserve Fund Balance..........................................    30
Standard & Poor's.......................................................    8
Trust...................................................................   1,3
Trustee.................................................................    3
UCC.....................................................................    19
Underwriters............................................................    49
Underwriting Agreement..................................................    49
Voting Interests........................................................    34
Warranty Purchase Payment...............................................    22
Warranty Receivable.....................................................    22
Yield Supplement Account................................................    5
Yield Supplement Account Deposit........................................    5
Yield Supplement Deposit Amount.........................................    5

-------------------------------------------
                                     -------------------------------------------

    No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering covered by this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller, the Servicer or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Seller or the Servicer since such date.
                                 --------------

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Available Information.....................................................    2
Reports to Class A Certificateholders by the Trustee......................    2
Summary...................................................................    3
Formation of the Trust....................................................    9
Property of the Trust.....................................................    9
The Receivables...........................................................   10
Yield Considerations......................................................   14
Class A Pool Factor and Trading Information...............................   14
Use of Proceeds...........................................................   15
The Seller................................................................   15
American Honda Finance Corporation........................................   15
The Certificates..........................................................   19
Certain Legal Aspects of the Receivables..................................   37
Federal Income Tax Consequences...........................................   43
ERISA Considerations......................................................   46
Underwriting..............................................................   49
Notice to Canadian Residents..............................................   50
Rating of the Class A Certificates........................................   50
Legal Matters.............................................................   50
Index of Capitalized Terms................................................   51


                                 --------------


    Until             , 1997, all dealers effecting transactions in the Class A
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Upon receipt of a request by an investor, or such investor's representative, within the period during which there is a Prospectus delivery obligation, the Seller or the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of the Prospectus or a Prospectus encoded in an electronic format.


                             Honda Auto Receivables
                              1997-A Grantor Trust

                              $
                          % Asset Backed Certificates,
                                    Class A

                                 American Honda
                               Receivables Corp.
                                     Seller

                                 American Honda
                              Finance Corporation
                                    Servicer

                              P R O S P E C T U S


                           Credit Suisse First Boston


-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Expenses in connection with the offering of the Class A Certificates being registered hereby are estimated as follows:

SEC registration fee..............................................  $    *
Legal fees and expenses...........................................       *
Accounting fees and expenses......................................       *
Blue sky fees and expenses........................................       *
Rating agency fees................................................       *
Trustee's fees and expenses.......................................       *
Printing..........................................................       *
Miscellaneous.....................................................       *
                                                                    -----------
  Total...........................................................  $    *
                                                                    -----------
                                                                    -----------

--------------

* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

    Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

    Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval and
(iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

    Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

    Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

    Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.


    Reference is also made to Section 7 of the Underwriting Agreement among Credit Suisse First Boston Corporation, as representative of the several Underwriters, the Registrant and American Honda Finance Corporation (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.


    Article IX of the Articles of Incorporation of the Registrant provides for the indemnification of the directors of the Registrant to the fullest extent permissible under California law.

    Article IV, Section 4.01 of the Bylaws of the Registrant (see Exhibit 3.2) requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.

    In addition, Article IV, Section 4.03 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance to the extent provided by Section 3.17(i) of the Corporations Code.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    a.  Exhibits:


      1.1  Form of Underwriting Agreement*
      3.1  Articles of Incorporation of American Honda Receivables Corp.
      3.2  Bylaws of American Honda Receivables Corp.
      4.1  Form of Pooling and Servicing Agreement among American Honda
            Receivables Corp., as Seller, American Honda Finance Corporation, as
            Servicer, and Bank of Tokyo - Mitsubishi Trust Company, as Trustee
            (including forms of Class A and Class B Certificates and Servicer
            Letter of Credit)*
      4.2  Form of Standard Terms and Conditions of Pooling and Servicing
            Agreement*
      5.1  Opinion of Brown & Wood LLP with respect to legality*
      8.1  Opinion of Brown & Wood LLP with respect to tax matters*
     10.1  Form of Receivables Purchase Agreement*
     23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*
     23.2  Consent of Brown & Wood LLP (included as part of Exhibit 8.1)*
     24.1  Power of Attorney **
     24.2  Power of Attorney for M. Yoshimi


--------------

    * To be filed by amendment.


    **Previously filed


    b.  Financial Statement Schedules:

        Not applicable.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

        (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

        (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 9 day of July, 1997.


                                AMERICAN HONDA RECEIVABLES CORP.

                                By:                 /s/ Y. KOHAMA
                                     ------------------------------------------
                                                      Y. Kohama
                                                      PRESIDENT

                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS that the undersigned Director of American Honda Receivables Corp., a California corporation (the "Corporation"), hereby constitutes and appoints Y. Kohama and John I. Weisickle, each with full power of substitution and resubstitution, his true and lawful attorneys and agents to sign the name of the undersigned Director in the capacity indicated below to the registration statement Form S-1 (CIK No. 333-18095) to which this Power of Attorney is filed as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorneys, agents, or either of them, shall do or cause to be done by virtue hereof.



                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                    /s/ M. YOSHIMI
     -------------------------------------------        Director                               June 23, 1997
                      M. Yoshimi

                                                      REGISTRATION NO. 333-18095

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        AMERICAN HONDA RECEIVABLES CORP.

                     (EXACT NAME OF REGISTRANT AS SPECIFIED

                           IN GOVERNING INSTRUMENTS)

                                 --------------

                                    EXHIBIT
                                     VOLUME

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIALLY
                                                                                                             NUMBERED
  EXHIBIT                                            DESCRIPTION                                               PAGE
-----------  --------------------------------------------------------------------------------------------  -------------
        1.1  Form of Underwriting Agreement*

        3.1  Articles of Incorporation of American Honda Receivables Corp................................

        3.2  Bylaws of American Honda Receivables Corp...................................................

        4.1  Form of Pooling and Servicing Agreement among American Honda Receivables Corp., as Seller,
              American Honda Finance Corporation, as Servicer, and Bank of Tokyo - Mitsubishi Trust
              Company, as Trustee (including forms of Class A and Class B Certificates and Servicer
              Letter of Credit)*.........................................................................

        4.2  Form of Standard Terms and Conditions of Pooling and Servicing Agreement*...................

        5.1  Opinion of Brown & Wood LLP with respect to legality*

        8.1  Opinion of Brown & Wood LLP with respect to tax matters*

       10.1  Form of Receivables Purchase Agreement*.....................................................

       23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*

       23.2  Consent of Brown & Wood LLP (included as part of Exhibit 8.1)*

       24.1  Power of Attorney**

       24.2  Power of Attorney for M. Yoshimi


--------------

* To be filed by amendment.


**Previously filed.